                                                              EXHIBIT 10.19

                                 LOAN AGREEMENT




DATE:            May 12, 1994

PARTIES:         BORROWER:                 J.M. PETERS COMPANY, INC., a
                                           Delaware corporation

                 BORROWER                  3501 Jamboree Road, Suite 200
                 ADDRESS:                  Newport Beach, California 92658

                 BANK:                     BANK ONE, ARIZONA, NA
                                           a national banking association.

                 BANK ADDRESS:             Real Estate Division
                                           P.O. Box 29542
                                           Phoenix, Arizona 85038
                                           Attention: Dept. A-387

RECITALS:

         A. Borrower owns or intends to acquire Lots (as hereinafter defined) in various residential subdivisions located in California and/or the metropolitan area of Las Vegas, Nevada.

         B. Borrower desires to finance the construction of Units (as hereinafter defined) within such subdivisions and other related development costs as approved by Bank, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:


1.       SCHEDULE OF TERMS.

         Commitment Amount: $25,000,000.00, as the same may be reduced from time to time pursuant to SECTION 3.1.2.

         Unit Completion Date:    Nine (9) Calendar Months after each such Unit
first constitutes Eligible Collateral.

         Commitment Fee (SECTION 3.3.1): Two Hundred Fifty Thousand Dollars ($250,000.00) per year (which amount shall be prorated on a Calendar Month basis for any period which is less than one year) due and payable in advance on the date that the Bank executes this Agreement and on the same day of each calendar year thereafter through the Termination Date, as such date may be extended as provided in SECTION 3.5 hereof. In the event that the Termination

Date is not extended and the Conversion Period becomes applicable, the Commitment Fee shall be adjusted as set forth below and shall be paid in advance on the first day of each Conversion Period Quarter:

                          CONVERSION                                 ADJUSTED
                          PERIOD                                    COMMITMENT
                          QUARTER                                      FEE
                          -------                                   ----------
                             1                                      $62,500
                             2                                       51,875
                             3                                       41,250
                             4                                       30,625
                             5                                       20,000
                             6                                        9,375



         Unused Commitment Fee Rate (SECTION 3.3.2).

         Documentation Fee: $2,500.00 payable on or before the date hereof, and $100.00 payable upon the recording of each Deed of Trust (SECTION 3.3.3).

         Financial statements and accounting system requirements: Accrual Basis and GAAP (SECTIONS 5.1.5, 6.2, 6.3.1 AND 6.3.2).

         Fiscal year of Borrower: From March 1 to February 28 (SECTION 5.1.5).

         Quarterly unaudited Borrower prepared financial statements for each of the first three (3) Fiscal Quarters due within sixty (60) days after the end of each Fiscal Quarter (SECTION 6.3.1.1).

         Person(s) to sign and certify financial statements on behalf of
Borrower: President, Chief Financial Officer, or other executive officer reasonably acceptable to Bank.

         Annual audited financial statements due within one hundred twenty
(120) days after the end of each fiscal year of Borrower (SECTION 6.3.2).

         Certification requirements:

         Independent certified public accountant satisfactory to Bank to audit financial statements and deliver an opinion on the financial statements.

         Minimum property insurance amount: The full replacement value of any and all Units constituting Eligible Collateral (SECTION 6.7.1).





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         Minimum liability insurance amounts:

         Per occurrence:          $1,000,000.

         General aggregate:       $2,000,000.

         Minimum umbrella excess liability insurance amount: $20,000,000.

         Minimum motor vehicle liability insurance amount: $1,000,000. (SECTION 6.7.2).

         Engineer's and environmental contractor's minimum engineers' liability insurance amount: $500,000.

2. DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

"ADVANCE" means an advance by Bank to Borrower hereunder.

"AFFILIATE" means any and all Subsidiaries thereof other than Borrower.

"AGREEMENT" means this Loan Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"APPROVALS AND PERMITS" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, or appropriate for acquisition of the Lots, for construction of Units, for occupancy, ownership, and use by Borrower and other Persons of the Units, or for the conduct of the business and operations of Borrower.

"AVAILABLE COMMITMENT" means, at any time, the lowest of (i) the applicable Commitment Amount, (ii) the aggregate of the current Maximum Allowed Advances with respect to all Units that constitute Eligible Collateral and (iii) the aggregate of the current Unit Collateral Values for all Units that constitute Eligible Collateral.

"BORROWER LOAN DOCUMENTS" means the Loan Documents executed or delivered by Borrower from time to time.

"BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

"CALENDAR MONTH" means the twelve (12) calendar months of the year. Any payment or obligation that is due or required to be performed within a specified number of Calendar Months shall become due on





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the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced, provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th, or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

"CALENDAR QUARTER" means one (1) of the following groups of Calendar Months:
(a) January, February and March; (b) April, May and June; (c) July, August and September; or (d) October, November and December.

"CALENDAR WEEK" means Monday through Sunday of each week.

"CASH COLLATERAL ACCOUNT" means a deposit account maintained by Bank, in Bank's name, and subject to the terms and conditions of the Cash Collateral Agreement.

"CASH COLLATERAL AGREEMENT" means an agreement by and between Borrower and Bank, in form and substance satisfactory to Bank, governing the use of monies held in the Cash Collateral Account.

"CASH ON HAND" means any and all cash (including deposits in demand accounts), certificates of deposit, plus eligible but undrawn Commitment proceeds under this Agreement and treasury bonds, treasury bills or other securities or any other document or instrument that is convertible to cash or immediately available funds.

"COLLATERAL" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"COLLATERAL CERTIFICATE" means a certificate, in form and substance satisfactory to Bank, delivered to Bank by Borrower on a monthly basis setting forth, among other things, the total number of Units included in Eligible Collateral, the total number of each Unit type in Eligible Collateral, the total value of all Units in Eligible Collateral and the aggregate Unit Collateral Value for Units in Eligible Collateral. Such Collateral Certificate shall be executed by the president, chief financial officer, or other executive officer of Borrower and shall also include a statement that Borrower is in compliance with all financial covenants set forth in SECTION 6.21.

"COMMITMENT" means the agreement by Bank in SECTION 3.1 to make Advances pursuant to the terms and conditions herein.

"COMMITMENT AMOUNT" means the amount specified in SECTION 1.





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"CONSOLIDATED LIABILITIES" means Indebtedness of the Borrower and each
Subsidiary determined on a consolidated basis which would, in accordance with GAAP, be classified as liabilities of a corporation conducting business the same as or similar to the business of the Borrower and each Subsidiary, and shall also include all Indebtedness and liabilities of others assumed or guaranteed by the Borrower. Consolidated Liabilities shall include, without limitation, home building debt, accounts payable, and other accrued liabilities related to home building activities and capital leases.

"CONSOLIDATED NET TANGIBLE ASSETS" means those assets of the Borrower and any Subsidiary determined on a consolidated basis which would, in accordance with GAAP, be classified as assets of a corporation conducting a business the same as or similar to the business of Borrower and any Subsidiary, excluding any such intangible items as goodwill (including any amounts, however, designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, tradename rights, copyrights, patents, patent rights and licenses.

"CONSOLIDATED TANGIBLE NET WORTH" means all assets (including, without limitation, not less than fifty percent (50%) of earnings from operations) appearing on a balance sheet of the Borrower and each Subsidiary determined on a consolidated basis in accordance with GAAP less (without limitation and without duplication of deductions) the sum of (a) Consolidated Liabilities (other than liabilities subordinated to the satisfaction of the Bank to the Commitment), (b) any reserves established by the Borrower or any Subsidiary for any anticipated losses and expenses, (c) the amount, if any, of such intangible items as goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, tradename rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses and deferred research and development costs; and
(d) the equity value of minority stock.

"CONVERSION DATE" means the earlier of June 30, 1996 or the failure of Borrower to comply with any one or more of the Financial Covenants in each of two (2) succeeding Fiscal Quarters. (By way of illustration but not limitation, the Conversion Period may be accelerated by Bank if Borrower fails to comply with one Financial Covenant in any one (1) Calendar Quarter and fails to comply with the same or any different Financial Covenant in the immediately following Calendar Quarter).

"CONVERSION PERIOD" means the eighteen (18) Calendar Month period following the Conversion Date during which the Commitment Amount is reduced from time to time pursuant to SECTION 3.1.2.





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
"CONVERSION QUARTER" means any three (3) consecutive Calendar Months during the Conversion Period.

"DEBT" means, as to any Person, without limitation, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments,
(c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, and (f) all Debt of others guaranteed by such Person and all other indebtedness that would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

"DEED OF TRUST" means a deed of trust, assignment of rents, and security agreement and fixture filing in the form attached hereto as Exhibit "A-1" for all Units and Lots located in California and Exhibit "A-2" for all Units and Lots located in Nevada, executed by Borrower, as trustor, to a trustee designated in writing by Bank, and naming Bank as beneficiary, securing the Commitment and creating a first lien on one or more Units, the Lots upon which such Units, are to be constructed, and all other buildings, fixtures and improvements then or thereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto.

"DEFAULT INTEREST RATE" means a rate of interest equal to the aggregate of four percent (4%) per annum plus the Interest Rate. The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the Index Rate.

"DRAW REQUEST" means a completed, written request in form and substance satisfactory to Bank, from Borrower to Bank for an Advance, together with such other documents and information as Bank may require or specify from time to time.

"ELIGIBLE COLLATERAL" means Units which satisfy each of the following requirements: (i) such Units are in a Subdivision approved pursuant to SECTION
4.2 for which Borrower may request Advances, (ii) Borrower has satisfied the conditions precedent set forth in SECTION 4.3 with respect to such Units, and
(iii) such Units have not become subject to SECTION 3.2.8.

"ENVIRONMENTAL AGREEMENT" means that certain Certification and Agreement Regarding Hazardous Substances, by Borrower for the benefit of Bank, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"ERISA" means the Employee Retirement Income Security act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"EVENT OF DEFAULT" has the meaning specified in the Note and the other Loan Documents.

"FINANCIAL COVENANTS" means the covenants described in SECTION 6.21.

"FINANCIAL STATEMENTS" means such balance sheets, income statements, cash flow statements or other information respecting the condition of Borrower as Bank may from time to time reasonably request, for any fiscal year or portion thereof, prepared and reported according to GAAP, consistently applied, together with all current filed federal and state income tax returns.

"FISCAL QUARTER" means one (1) of the following groups of calendar months: (a) March, April and May; (b) June, July and August; (c) September, October and November; or (d) December, January and February.

"GAAP" means generally accepted accounting principals as set forth in the Opinions of the Accounting Principals Board of the American Institute of Certified Public Accounts and in Statements of the Financial Accounting Standards Board or in such other statement by such other body as may be approved by a significant segment of the public accounting profession, which are applicable in the circumstances as of the relevant date. The requirement contained in certain provisions of this Agreement that such principals be applied on a consistent basis shall mean that the accounting principals observed in a current period are comparable in all material respects to those applied in the preceding period(s). Except as to the extent otherwise provided in this Agreement, all accounting terms used in the Loan Documents shall have the meanings provided by GAAP.

"GOVERNMENTAL AUTHORITY" means (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department instrumentality or public body, or (c) any court, administrative tribunal or public utility.

"IMPOSITIONS"  has the meaning specified in the Deed of Trust.

"INTANGIBLE ASSETS" means all intangible assets under GAAP, including, without limitation, copyrights, franchises, goodwill, licenses, non- competition covenants, organization or formation expenses, patents, service marks, service names, trademarks, tradenames, write-up in the book value of any asset in excess of the acquisition cost of the asset to such Person, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person, unamortized leasehold improvements expense not recoverable at the end of the lease term, and unamortized debt discount.

"INDEX RATE" means the rate of interest most recently publicly announced by Bank, or its successors, in Phoenix, Arizona as its "prime rate." Any change in the rate at which a Note bears interest resulting from a change in the "prime rate" shall become effective as of the same date at which such change in the "prime rate" becomes effective.

"INTEREST RATE" means a rate of interest equal to the aggregate of one percent (1%) per annum plus the Index Rate. The Interest Rate shall change from time to time as and when the Index Rate changes.

"INVENTORY REPORT" means borrower's monthly description of Units under construction or complete, disclosing the matters required pursuant to SECTION 6.3.8.

"INVOLUNTARY LIENS" has the meaning specified in the Deed of Trust.

"LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and
(iii) any option, right of first refusal, or other interest or right.

"LOAN DOCUMENTS" means this Agreement, the Note, a Deed of Trust, the Cash Collateral Agreement, an Environmental Agreement, any subordination agreement, agreements, documents, or instruments evidencing or securing any and all Advances made hereunder, as such agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

"LOT" means an individual lot designated on the final subdivision plat or filing for each Subdivision.

"LOT ALLOCATION" means fifty percent (50%) of Borrower's acquisition cost for such Lot, as established by the applicable Option Agreement, or other agreement for purchase, and set forth in a settlement statement or other evidence satisfactory to Bank in its sole and absolute discretion.

"MATERIAL ADVERSE CHANGE" means any change in the assets, financial condition, or results of operations of Borrower or any other event





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or condition with respect to Borrower that in the reasonable opinion of Bank
(i) could affect the likelihood of performance by Borrower of any of the Obligations, (ii) could affect the ability of Borrower to perform any of the Obligations, (iii) could affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) could affect the priority of any Lien or Encumbrance securing any of the Obligations.

"MAXIMUM ALLOWED ADVANCE" means the maximum amounts to be advanced hereunder, not to exceed the following percentage plus no more than the Lot Allocation or the Prepaid Lot Amount applicable to the underlying Lot.

         (i) with respect to each Presold Unit that constitutes Eligible Collateral, thelesser of (A) seventy-five percent (75%) of the respective Unit Base Appraised Value, or (B) seventy-five percent (75%) of the unit sales price which will be reduced to zero (0) effective on the first day of the ninth (9th) Calendar Month following the first Advance made by the Bank for the respective Presold Unit; or

         (ii) with respect to each Spec Unit that constitutes Eligible Collateral, seventy percent (70%) of the Unit Base Appraised Value which will be reduced to sixty-five percent (65%) of Unit Base Appraised Value effective on the first day of the ninth (9th) Calendar Month following the first Advance made by the Bank for the respective Spec Unit which will be reduced to zero (0) effective on the first day of the twelfth (12th) Calendar Month following the first Advance made by the Bank for the respective Spec Unit; or

         (iii) with respect to each Model Unit that constitutes Eligible Collateral, sixty-five percent (65%) of the respective Unit Base Appraised Value which will be reduced to sixty percent (60%) of the Unit Base Appraised Value effective on the first day of the twelfth (12th) Calendar Month following the first Advance made by the Bank for the respective Model Unit, which will be reduced to fifty-five percent (55%) of the Unit Base Appraised Value effective on the first day of the eighteenth (18th) Calendar Month following the first Advance made by the Bank for the respective Model Unit which will be reduced to zero (0) effective on the first day of the twenty-fourth (24th) Calendar Month following the first Advance made by the Bank for the respective Model Unit; provided that the Maximum Allowed Advance, as so determined, shall not exceed the sum of (a) the total of the Specific Unit Budget plus (b) the Lot Allocation.

"MODEL UNIT" means a Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Units in the applicable Subdivision are sold.

"NET SALES PROCEEDS" means the gross sales price of a Unit set forth in the Purchase Contract for such Unit, less (i) any earnest money deposit, (ii) customary tax prorations, (iii) real estate brokerage commissions payable to any Person who is neither (A) employed by Borrower, nor (B) engaged in on-site sales at the Subdivision in which the Unit is located, and (iv) reasonable and customary closing costs, including any "points" payable by Borrower, and which Net Sales Proceeds shall be payable to Bank for application to the outstanding principal balance of Advances, or, if no unpaid Advances are then outstanding, for deposit to the Cash Collateral Account (collectively the "Costs of Sale"). In no event shall the Costs of Sale exceed, in the aggregate, seven percent (7%) of the gross sales price.

"NOTE" means that certain Promissory Note of even date herewith, executed by Borrower and payable to Bank, evidencing Borrower's indebtedness hereunder.

"OBLIGATIONS" means the obligations of the Borrower under the Loan Documents.

"OPTION AGREEMENT" means a fully executed option agreement between Borrower and the seller of any Lots providing for periodic purchases of Lots in a Subdivision.

"PERMITTED EXCEPTIONS" has the meaning specified in the Deed of Trust.

"PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

"PREPAID LOT" means a Lot, the purchase price of which was paid by Borrower in full with Borrower's own funds and not from proceeds of the Commitment.

"PREPAID LOT AMOUNT" means ten percent (10%) of the retail value of the Unit Base Appraisal (as approved by Bank in its sole and absolute discretion). For purposes of this definition, a Lot which was/is subject to a Lot Allocation shall not be deemed a Prepaid Lot.

"PRESOLD UNIT" means a Unit that is subject to a Purchase Contract.

"PROJECT" means any one or more of the Subdivisions, Lots and Units that are encumbered by the Deed of Trust from time to time.

"PURCHASE CONTRACT" means a bona fide written agreement between Borrower and a third Person purchaser for sale in the ordinary course of Borrower's business of any Unit and the related Lot, which is not contingent upon the sale of other property and which

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is accompanied by a cash earnest money deposit or down payment in an amount that is customary.

"QUARTERLY AVERAGE OUTSTANDING BALANCE" means the weighted average of the outstanding principal balance of the Commitment on a daily basis (as determined by Bank) during a Calendar Quarter.

"REDUCTION DATE" has the meaning specified in SECTION 3.1.2.

"REQUIREMENTS"  shall have the meaning specified in the Deed of Trust.

"SHORTAGE" means the amount by which the Maximum Allowed Advance applicable to a Unit exceeds the Net Sales Proceeds received from the sale of such Unit.

"SPEC UNIT" means a Unit constructed for the purpose of addition to Borrower's inventory of Units and which is not subject to a Purchase Contract.

"SPECIFIC UNIT BUDGET" means an actual construction budget for each Unit proposed to be included in Eligible Collateral containing the information required in the corresponding Unit Budget for that type of Unit.

"SUBDIVISION" means a group of Lots designated on an individual subdivision plat or filing.

"SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"TERMINATION DATE" means the Maturity Date (as defined in the Note) (i.e., June 30, 1996) as extended pursuant to SECTION 3.5.

"TITLE COMPANY" means a title insurance company and any reinsurers or co-insurers satisfactory to Bank in its absolute and sole discretion.

"TITLE POLICY" and "TITLE POLICIES" mean, respectively, each and all title insurance policies and endorsements thereto and any reinsurance or co-insurance agreements and endorsements described in this Agreement insuring the Deed of Trust.

"UNIT" means a single-family detached dwelling (i) constructed or to be constructed on a Lot, and (ii) described in a set of Unit Plans and Specifications, including, without limitation, any furniture, furnishings, fixtures, and equipment to be installed therein as shown in the respective Unit Plans and Specifications.

Condominiums, townhomes, homes with common walls, and other forms of "attached" housing shall not be "Units" for the purpose of this Agreement.

"UNIT BASE APPRAISAL" means, with respect to each type of Unit, an appraisal of the unit and a typical Lot in the applicable Subdivision, as determined by a Federal National Mortgage Association ("FNMA") Base Plan Type appraisal performed by a qualified FNMA appraiser, which appraisal shall be satisfactory to Bank in all respects and shall be determined without lot premiums, options or upgrades. Notwithstanding what may otherwise be provided in this definition, the Unit Base Appraisal for Model Units shall also include construction upgrades present in the Model Unit and applicable Lot premiums. Furniture, fixtures and decorator items shall not be included.

"UNIT BASE APPRAISED VALUE" means the value of a Unit and a typical Lot in the applicable Subdivision, as selected by Bank, without lot premiums, options, and upgrades, as approved or determined by Bank in its absolute and sole discretion after review of a Unit Base Appraisal.

"UNIT BUDGET" means, with respect to each type of Unit, the budget of the costs, expenses, and fees necessary for or related to construction of that type of Unit approved by Bank in its reasonable discretion, together with any amendments or modifications thereof consented to by Bank in its reasonable discretion. Such budget shall include (i) the onsite cost of labor and materials directly related to construction of the type of Unit, other "hard costs," construction permits, tap fees and other fees for permits required by any governmental authority, and costs of direct project supervision, (ii) costs and expenses related to upgrades, and options, and (iii) insurance costs, advertising and marketing costs, escrow and title fees, processing and closing fees, wire transfer fees, legal fees, and appraisal fees, and other "soft costs" related to construction of Units as contemplated herein (excluding sales tax and overhead), in an amount equal to or less than $2,000.00. There shall be a separate budget for each type of Unit. The Unit Budgets shall not include the Lot Allocation.

"UNIT COLLATERAL VALUE" means the maximum Advances Borrower may obtain against a Unit that constitutes Eligible Collateral based upon the Unit's stage of construction, determined on a cumulative basis in accordance with the terms and conditions of the ARDI Draw System, as outlined and described in Exhibit "B" attached hereto, provided, however, if the sum of the total of the construction costs set forth in the applicable specific Unit Budget and the applicable Lot Allocation exceeds the Maximum Allowed Advance for the Unit, then for purposes of calculating the Unit Collateral Value pursuant hereto, the Lot Allocation shall be reduced so that





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
the sum of the total specific Unit Budget and the Lot Allocation do not exceed the applicable Maximum Allowed Advance.

"UNIT COMPLETION DATE" has the meaning specified in SECTION 1.

"UNIT PLANS AND SPECIFICATIONS" means, with respect to each type of Unit, plans and specifications for construction of that type of Unit, prepared by an architect, certified by Borrower to Bank together with any amendments or modifications thereof.

"UNIT SALES PRICE" means the price at which a Unit is to be sold to a purchaser under the applicable Purchase Contract.

"UNIT TERM" means the maximum period for which a Unit may continue to qualify as Eligible Collateral, as set forth in SECTION 3.2.4.

"UNMATURED EVENT OF DEFAULT" means any condition or event that with notice, passage of time, or both would be an Event of Default.

"UNUSED COMMITMENT FEE" means the fee described in SECTION 3.3.2 hereof.

"UTILITY AND SERVICES CHARGES" has the meaning specified in the Deed of Trust.

3.       LOAN FACILITY.

         3.1     LOAN FACILITY.

                 3.1.1 COMMITMENT. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower with respect to Eligible Collateral from time to time on or before the Conversion Date, and during the Conversion Period pursuant to SECTION 3.2, provided that the aggregate amount of Advances outstanding at any time and from time to time, shall not exceed the Available Commitment. Proceeds of Advances may be used only for the purpose described in SECTIONS 3.2.2 and 5.1.6. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and the conditions herein. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates and all Obligations are paid and performed in full. If monies are being held in the Cash Collateral Account at any time, Bank shall be entitled to apply such monies to the outstanding balance of the Advances. Upon the occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay Advances shall be evidenced by the Note.

                 3.1.2 CONVERSION PERIOD. From and after the Conversion Date, the Commitment Amount shall be reduced on the first day of each Conversion Quarter period (a "REDUCTION DATE") as follows:

                                                                  Commitment                     Remaining
         Period                                                   Reduction                      Commitment
         ------                                                   ----------                     ----------
         Termination Date                                             - 0 -                       $25,000,000

         3 Calendar Months after
          Conversion Date                                         $4,250,000                      $20,750,000

         6 Calendar Months after
          Conversion Date                                         $4,250,000                      $16,500,000

         9 Calendar Months after
          Conversion Date                                         $4,250,000                      $12,250,000

         12 Calendar Months after
          Conversion Date                                         $4,250,000                      $ 8,000,000

         15 Calendar Months after
          Conversion Date                                         $4,250,000                      $ 3,750,000


         18 Calendar Months after
         Conversion Date                                          $3,750,000                       $    -0-


                 3.1.3 ACCELERATION OF CONVERSION DATE UPON THE OCCURRENCE OF A MATERIAL ADVERSE CHANGE. Notwithstanding anything in this Agreement to the contrary, Bank may, in its absolute and sole discretion, accelerate the Conversion Date: (i) immediately upon the occurrence of a Material Adverse Change; (ii) immediately upon the occurrence of an Event of Default; or (iii) immediately upon the failure of Borrower to comply with any one or more of the Financial Covenants in each of two (2) succeeding Fiscal Quarters, and commence the Conversion Period and the reductions in the Commitment Amount set forth in
SECTION 3.1.2. Bank may exercise its right to cause the Conversion Date to occur pursuant to this SECTION 3.1.3 and Bank's failure to exercise such right shall not be deemed to waive Bank's rights pursuant to this SECTION 3.1.3 with respect to any other similar or dissimilar occurrences. If Bank exercises its right pursuant to this SECTION 3.1.3, Borrower shall not be entitled to a refund of any fees previously paid and shall continue to be obligated to pay all fees accruing from and after the Conversion Date.

                 3.1.4 VOLUNTARY REDUCTIONS IN COMMITMENT AMOUNT. At any time during the Conversion Period, Borrower may elect to reduce the Commitment Amount in amounts greater than those set forth in

SECTION 3.1.2; provided, however, Borrower shall have provided Bank written notice of Borrower's desire to reduce the Commitment Amount, and Borrower shall have paid to Bank any amount payable pursuant to SECTION 3.4 after giving effect to the reduction in the Commitment Amount. Any such additional reductions shall not decrease the amount of any subsequent scheduled reductions.

                 3.1.5    Interest Rate.

                          3.1.5.1 Payment.  Interest at the Interest Rate shall
accrue on the outstanding and unpaid balance of the Note; commencing on the date of the first Advance until repaid, and shall be due and payable on the first day of each Calendar Month thereafter (in arrears) until repayment of the outstanding principal balance of the Note in full, together with all other sums owed to Bank pursuant to any Loan Document.

                          3.1.5.2 Rate after Default.  Upon and after the
occurrence of an Event of Default hereunder or under any of the Loan Documents, at the option of Bank, the outstanding principal balance of the Note shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Bank's remedies under this Agreement or any of the other Loan Documents.

                          3.1.5.3 Computation of Interest.  Interest shall be
calculated on a 360-day year for all Advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of said payment.

                          3.1.5.4 No Deductions.  All payments of principal or
interest under the Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Bank is not less than that required by the Note.

                          3.1.5.5 Order of Application.  Any payments received
by Bank will be applied in the following order: (1) late charges; (2) payments for taxes and insurance and other expenses (to the extent Bank elects to pay such expenses); (3) interest; and (4) principal.

                          3.1.5.6 Interest.  (i) Borrower hereby authorizes
Bank to disburse the proceeds of the Note to pay interest accrued on the Note, notwithstanding that Borrower may not have requested a disbursement of such amount. The authorization hereby granted shall be irrevocable and at Bank's discretion, and no further direction or authorization from Borrower shall be necessary for Bank to make such disbursements. (ii) So long as there has not occurred an Event of Default or an event which, with the passage of time or the giving of notice or both would constitute an Event of Default, Borrower may instruct Bank to apply a portion of the available proceeds of the Note toward the payment of accrued interest applicable to the Note to the extent that such interest payments shall not cause the principal balance of the Note to exceed the Maximum Allowed Advances in the aggregate.

                 3.1.6 Payments. All amounts payable by Borrower on or with respect to the Note or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America at 241 North Central Avenue, Phoenix, Arizona 85004, in same day funds, not later than 1:00 p.m. (Arizona time) on the date due.

         3.2     ADVANCES.

                 3.2.1 METHOD FOR ADVANCES. Advances may be made by Bank at the written request by the Person or Persons designated from time to time on Bank's form of signature authorization; provided, however, that Bank shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons shall have executed a new signature authorization form. Such Person or Persons are hereby authorized by Borrower to request Advances not more frequently than two (2) times per week upon not less than two (2) Business Days prior written notice to Bank, in amounts of not less than Two Hundred Thousand Dollars ($200,000.00) per request, and to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of proceeds of Advances.

                 3.2.2 USE OF ADVANCES. Advances shall be used only to pay or reimburse Borrower for costs, expenses, and fees actually incurred by Borrower in connection with the construction of Units constituting Eligible Collateral together with the reimbursement to Borrower of the Lot Allocation or the Prepaid Lot Amount (as applicable).

                 3.2.3 DETERMINATION OF AMOUNT OF ADVANCES. The Available Commitment, the Maximum Allowed Advance of each Unit, the Unit Collateral Value, and the amount of each Advance shall be determined by Bank based upon:
(i) the Inventory Report and the Collateral Certificate most recently submitted by Borrower

(adjusted to reflect Units sold, and limitations pursuant to SECTION 3.2.5),
(ii) Bank's inspections made pursuant to SECTION 6.11 AND 6.16 (as such inspections may result in any adjustments to reflect any variance between (A) the Inventory Report and the Collateral Certificate, and (B) the results of such inspections), and (iii) such other information as Bank may reasonably require in order to verify such amounts. Borrower acknowledges that in order to borrow the full amount of the Commitment (i.e. $25,000,000) the amount of Eligible Collateral must be sufficient to, among other things, provide funds to complete construction on Units that are less than one hundred percent (100%) complete because Advances for Units will be done on a percentage-of-completion basis as described in the definition of Unit Collateral Value (SECTION 2).

                 3.2.4 UNIT TERM PERIOD. Each Unit shall constitute the Eligible Collateral only during the applicable Unit Term for such Unit set forth below; provided, however, that in no event shall any Unit Term exceed the Termination Date:

                          3.2.4.1 PRESOLD UNITS.  A Presold Unit may constitute
Eligible Collateral for not more than nine (9) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Presold Unit.

                          3.2.4.2 SPEC UNITS.  A Spec Unit may constitute
Eligible Collateral for not more than twelve (12) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Spec Unit.

                          3.2.4.3 MODEL UNITS.  A Model Unit may constitute
Eligible Collateral for not more than twenty-four (24) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit.

                 3.2.5 LIMITATION ON NUMBER OF UNITS. Borrower shall not be entitled to include in Eligible Collateral: (i) unless further limited by Bank, an aggregate number of Spec Units exceeding twenty-five (25%) of the then applicable Commitment Amounts; and (ii) Model Units with Maximum Allowed Advances which (when aggregated with the Maximum Allowed Advances of all other Model Units that constitute Eligible Collateral) at any time exceed the lesser of five (5) Model Units per Subdivision or fifteen percent (15%) of the then applicable Commitment Amount. In addition to the foregoing, Borrower shall not be entitled to include in Eligible Collateral Units in Subdivisions where the Maximum Allowed Advances in the aggregate would cause more than seventy percent (70%) of the Commitment to be available in either California or the Metropolitan area of Las Vegas, Nevada. In the event that Borrower is in violation of the limitations set forth in this SECTION 3.2.5, upon notice thereof from Bank, Borrower shall select and remove the affected types of Units from Eligible Collateral until such limitations are no longer violated.

                 3.2.6 CLASSIFICATION AND RECLASSIFICATION OF UNITS. Borrower may classify or reclassify Units as to type from time to time, or change Borrower's proposed classification of any and all Units, provided that such reclassified Unit meets the requirements set forth herein for that type of Unit. In the event any Presold Unit ceases to constitute a Presold Unit for any reason, then any such Presold Unit shall automatically become a Spec Unit, and Borrower agrees to immediately comply with all conditions, restrictions and limitations applicable to a Spec Unit, except that the Unit Term shall remain the same as if the conversion had not occurred. In the event any Spec Unit becomes a Presold Unit, Borrower agrees to immediately comply with conditions, restrictions and limitations applicable to a Presold Unit, except that the Unit Term shall remain the same as if the conversion had not occurred.

                 3.2.7 RELEASE OF UNITS, LOTS AND SUBDIVISIONS AT REQUEST OF BORROWER. So long as no Event of Default has occurred and is continuing, Borrower may request releases of Units and/or Lots from the lien and encumbrance of a Deed of Trust from time to time; provided, however, Bank shall be under no obligation to release any Unit or Lot unless each of the following conditions precedent is satisfied: (i) in the case of any Unit that is being released for the purpose of sale, (A) Borrower shall have paid to Bank, from Borrower's own funds (including Net Sales Proceeds) and not from proceeds of Advances, the greater of (X) the applicable Maximum Allowed Advance or (Y) the Net Sales Proceeds, (B) Borrower shall have delivered to Bank a closing report pursuant to SECTION 6.3.3, and (C) both before and after giving effect to such release and any payments to be made pursuant to clause (i)(A) of this sentence, the outstanding Advances do not exceed the Available Commitment and Borrower has made any payments then required pursuant to SECTION 3.4; or (ii) with respect to releases for purposes other than sale, both before and after giving effect to such release, the outstanding Advances do not exceed the Available Commitment and Borrower has made any payments required pursuant to SECTION 3.4.

                 Borrower may obtain the release of any Lot which is subject to the lien of a Deed of trust but is not eligible for Advances to construct a Unit (an "Ineligible Lot"). So long as there has not occurred an Event of Default or an Unmatured Event of Default under the Loan Documents, Borrower may require and obtain the release of an Ineligible Lot upon Bank's receipt of a written request from Borrower. Upon the occurrence of an Event of Default or an Unmatured Event of Default under the Loan Documents, Borrower may require and obtain the release of an Ineligible Lot provided that (a) the Bank has first obtained, at Borrower's expense, an appraisal of the Ineligible Lot (plus any improvements located thereon) and (b) contemporaneous with the release of the Ineligible

Lot, Borrower tenders to Bank one hundred percent (100%) of all Net Sales Proceeds (if the Ineligible Lot is being sold) or an amount equal to the appraised value of the Ineligible Lot pursuant to the appraisal described above (if the Ineligible Lot is not being sold). Any such request must be in writing and the release of such Ineligible Lot shall occur no later than thirty (30) Business Days after Bank's receipt of such request.

                 3.2.8 EXTRAORDINARY EVENTS AFFECTING UNITS, LOTS, OR SUBDIVISIONS. Upon the occurrence of any of the following events, Units at any time constituting Eligible Collateral may be declared by Bank to no longer be Eligible Collateral:

                          3.2.8.1 MATERIAL DAMAGE, DESTRUCTION, OR
CONDEMNATION. Any Unit is materially damaged, destroyed, or becomes subject to any condemnation proceeding.

                          3.2.8.2 DEFAULT REGARDING TITLE INSURANCE.  The
requirements of the Loan Documents for title insurance with respect to any Unit are not satisfied.

         3.3 FEES. As additional consideration for the Commitment, Borrower agrees to pay to Bank the following fees, from Borrower's own funds and not from proceeds of any Advance, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

                 3.3.1 COMMITMENT FEE. A fee for the Commitment at the annual rate set forth in SECTION 1.

                 3.3.2 UNUSED COMMITMENT FEE. An Unused Commitment Fee computed as set forth below on the unused portion of the Commitment Amount, calculated from the date hereof and payable on the last day of each Calendar Quarter in arrears. For each Calendar Quarter (or portion thereof), the Unused Commitment Fee shall be equal to (A) the Commitment Amount (as in effect at the beginning of such month) minus (B) the Quarterly Average Outstanding Balance for the Calendar Quarter (or portion thereof) with respect to which the Unused Commitment Fee is being computed, with the resulting number multiplied by (C) .000625. If the Unused Commitment Fee is being computed for less than a full Calendar Quarter, the percentage used in clause (C) above shall be computed on a daily basis for the number of days for which the fee is being computed. Such fee shall continue to be payable quarterly during the Conversion Period.

                 3.3.3 DOCUMENTATION FEE. A documentation fee for the Bank's processing of the closing of the transaction contemplated hereby and the ongoing processing of Deeds of Trust such fee to be in the amount specified in
SECTION 1, payable contemporaneously with the recording of each Deed of Trust.

                 3.3.4 ATTORNEYS' COSTS, EXPENSES, AND FEES. Attorneys costs, expenses, and fees for Bank's counsel as provided in the Loan Documents, payable on or before the date hereof and during the term of the Advances, from time to time upon the presentation by Bank of statements therefor.

                 3.3.5 APPRAISAL FEES, TITLE INSURANCE PREMIUM, AND OTHER COSTS, EXPENSES, AND FEES. Appraisal fees, appraisal review fees, title insurance premium, and other costs, expenses, and fees that the Borrower is obligated to pay pursuant to the Loan Documents, including, without limitation, all fees and costs associated with periodic inspections of any Project, in the amounts specified by Bank, payable on or before the date hereof, and monthly thereafter during the term of the Commitment by the fifteenth (15th) day of each Calendar Month.

         3.4 MANDATORY PREPAYMENTS. If for any reason at any time the outstanding principal amount of Advances exceeds the Available Commitment, Borrower, without notice or demand, shall, within five (5) Business Days, make a payment to Bank in an amount equal to such excess principal amount.

         3.5 EXTENSION OF TERMINATION DATE. The Commitment shall expire on the Termination Date, unless the Termination Date is extended for additional one (1) year periods which extensions are available to Borrower contingent on the following: (a) Borrower shall deliver written notice to Bank no earlier than April 1 and no later than April 30, immediately preceding the scheduled Termination Date which Borrower desires to extend and of Borrower's intent to exercise his option to extend the Termination Date for an additional one (1) year period (the "Notice"); (b) on or before the applicable Termination Date which Borrower desires to extend, Borrower shall tender to Bank in the form of cash or immediately available funds an extension fee of $250,000 which amount shall be in lieu of the Commitment Fee payable for the one (1) year period in which the extension fee is paid; (c) as of the applicable Termination Date which Borrower desires to extend, there shall not have occurred any Material Adverse Change; (d) as of the applicable Termination Date which Borrower desires to extend, there shall not have occurred an Event of Default or an Unmatured Event of Default; (e) on or before April 30 1996, and on or before April 30 of each year in which Borrower delivers Notice to Bank, Borrower shall have delivered to Bank its audited financial statements for the immediately preceding fiscal year; (f) within sixty (60) days of receipt of such audited financial statements, Bank shall have reviewed and approved of the continuing creditworthiness of the Borrower, which approval shall be in the Bank's sole and absolute discretion; (g) as of the applicable Termination Date which Borrower desires to extend, Borrower shall be in compliance with all of the Financial Covenants; and (h) as of the Notice Date, the Conversion Period shall not have commenced.

         Notwithstanding what may otherwise be provided in this SECTION 3.5 Borrower may not extend the Termination Date more than ____________ (______________) times.

         3.6 EFFECT OF TERMINATION DATE. Except as otherwise provided in this SECTION 3.6, Bank shall not have any obligation to (a) review requests for approval of Subdivisions from and after the Termination Date or (b) accept any new Eligible Collateral from and after the Termination Date, provided, however that during the first twelve (12) Calendar Months of the Conversion Period, and so long as there has not occurred an Event of Default or an Unmatured Event of Default, Bank will continue to accept new Units to Eligible Collateral and make Advances for Subdivisions which were approved prior to the first date of the Conversion Period. During the final six (6) Calendar Months of the Conversion Period the Commitment shall no longer be a revolving Commitment and Bank shall not be obligated to accept any new Units to Eligible Collateral, but shall only Advance proceeds on Units which are Eligible Collateral.

         3.7 ADDITIONAL CONDITIONS PRECEDENT TO ALL ADVANCES. Bank shall be obligated to make an Advance only upon satisfaction of the following additional conditions precedent, as determined by Bank in its absolute and sole discretion:

                 3.7.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by each Borrower are correct in all material respects on and as of the date of such Advance, both before and after giving effect to such Advance, other than matters disclosed by Borrower to Bank and approved by Bank in its absolute and sole discretion.

                 3.7.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Advance, both before and after giving effect thereto.

                 3.7.3 DRAW REQUEST. Borrower shall have delivered to Bank a Draw Request for such Advance. Borrower may not submit more than two (2) Draw Requests per week. Bank shall not be required to make any requested Advance before two (2) Business Days after receipt of the Draw Request.

                 3.7.4 INSPECTION REPORT. Bank shall have received written evidence acceptable to Bank from Bank's inspector(s) or from Bank's employee(s) performing inspections for Bank (i) that construction of each Unit constituting Eligible Collateral complies with the respective Unit Plans and Specifications, and (ii) that Borrower has completed each such Unit to the stage necessary to obtain the requested Advance.

                 3.7.5 LOT LOCATION SURVEY. If requested by Bank in its absolute and sole discretion, Borrower shall have obtained and delivered to Bank a lot location survey for any Unit or Units constituting Eligible Collateral.

                 3.7.6 APPROVALS AND INSPECTIONS BY GOVERNMENTAL AUTHORITIES. If requested by Bank, all inspections and approvals by Governmental Authorities required for the stage of completion of each Unit shall have been obtained and Bank shall have received evidence thereof satisfactory to Bank, or shall have obtained such evidence upon inspection of any Project.

Borrower hereby authorizes Bank, and Bank reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be limited to the condition(s) precedent therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Bank shall not be deemed a waiver by Bank of the occurrence of an Event of Default or an Unmatured Event of Default.

                 3.7.7 SETTLEMENT. The Settlement shall have been finalized or Borrower shall still possess and maintain the Settlement Reserve.

4.       CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT AND TO THE EFFECTIVENESS OF THE COMMITMENT. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent, in each case as determined by Bank in its absolute and sole discretion:

                 4.1.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by each Borrower in the Loan Documents are correct on and as of the date of this Agreement as though made on and as of each such date.

                 4.1.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                 4.1.3 DOCUMENTS. Bank shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

                          4.1.3.1 LOAN DOCUMENTS.  The Loan Documents, which
shall include all agreements, documents, and instruments specified by Bank.

                          4.1.3.2 CORPORATION DOCUMENTS.  Certified copy of
Borrower's Articles of Incorporation and Bylaws, a certified copy of Borrower's Corporate Resolution in form and substance acceptable to Bank and its counsel, a Certificate of Incumbency (if applicable), a Certificate of Good Standing and/or a Certificate of Authorization to Do Business in the States of California and/or Nevada as applicable.

                          4.1.3.3 OPINION LETTER.  A favorable opinion from a
law firm representing Borrower covering such matters as Bank may require.

                          4.1.3.4 FINANCIAL STATEMENTS.  Audited financial
statements prepared by independent certified public accountants acceptable to Bank, including, without limitation, a balance sheet, cash flow statement, reconciliation of net worth, and a profit and loss statement, of Borrower, for Borrower's three (3) most recent fiscal years.

                 4.1.4 BOND CLOSING. Bank's obligations under this Agreement are also contingent upon:

                          (a) Bank's (or Bank's counsel) receipt, review and approval of those certain documents evidencing a bond offering of Borrower in the amount of approximately $100 Million Dollars as underwritten by Morgan Stanley & Co. of New York (the "Bond Offering");

                          (b) The three (3) existing loan facilities by and between Bank and Borrower in the original face amounts of $4,000,000; $2,794,000; and $1,505,000 bearing Bank's loan numbers CLN 8772693976;
         CLN 8772693976; and CLN 8772693976, respectively, together with all outstanding costs and fees applicable thereto (including without limitation all appraisal review fees, documentation fees, legal fees and loan fees) shall be and cancelled/terminated;

                          (c) The Bond Offering shall have closed and funded in full;

                          (d)     Borrower shall have entered into and
         completed a settlement with West Coast Land Fund, L.P., a Delaware limited partnership, doing business in California as WCLP, L.P., relating to the Palmia Villas project in Southern California (the "Settlement"). In the event the Settlement has not been finalized on or before the execution of this agreement, Borrower shall have created a cash reserve in an amount of not less than $7,000,000.00 (the "Settlement Reserve") to fund a Settlement; and

                          (e) Borrower shall deliver and Bank shall have reviewed and approved of Borrower's audited financial statements for fiscal year end February 28, 1994.

                 4.1.5 PAYMENT OF COSTS, EXPENSES, AND FEES. All costs, expenses, and fees to be paid by the Borrower under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of Advances shall have been paid in full, including, without limitation, applicable fees set forth in SECTION 3.3.

                 4.1.6 OTHER ITEMS OR ACTIONS BY LOAN PARTIES. Bank shall have received such other agreements, documents, and instruments, and the Borrower shall have performed such other actions as Bank may reasonably require.

         4.2 CONDITIONS PRECEDENT TO APPROVAL OF SUBDIVISIONS. Borrower may, from time to time, request Bank to approve additional Subdivisions. Approval of new Subdivisions shall be at Bank's absolute and sole discretion and Bank shall have no obligation to approve such Subdivisions. In any event, Bank will only consider approval of Subdivisions located in California and/or the metropolitan area of Las Vegas, Nevada. When requesting consideration of a new Subdivision, Borrower shall deliver to Bank a completed subdivision checklist in form and substance satisfactory to Bank, supported by such documentation as Bank may require, and each of the following conditions precedent shall have been satisfied in Bank's absolute and sole discretion:

                 4.2.1 PLAT AND/OR SURVEY. Borrower shall have delivered to Bank and Bank shall have approved one or more recorded plats, covering the Subdivision. Each plat must contain a legal description of the land covered by the plat, must describe and show all boundaries of and lot lines within such land, all streets and other dedications, and all easements affecting such land. In addition, if requested by Bank, Borrower shall provide Bank an ALTA survey for such Subdivision, in form and substance acceptable to Bank.

                 4.2.2 CC&R'S. Borrower shall have provided Bank with and Bank shall have approved all CC&R's, easements and other rights that exist or are contemplated with respect to the Subdivision.

                 4.2.3 TYPES OF UNITS. Borrower shall have provided Bank with and Bank shall have approved a description of the types of Units to be constructed within such Subdivision together with Unit Budgets for each such type of Unit.

                 4.2.4 UNIT BASE APPRAISALS. Bank shall have received and approved a Unit Base Appraisal with respect to each of the Unit types referred to in SECTION 4.2.3.

                 4.2.5 LOT INFORMATION. Borrower shall have provided Bank with and Bank shall have approved documentation relating to Borrower's acquisition of Lots, including, without limitation, the identity of the seller of such Lots. If such seller is any Person other than Borrower also shall have provided to Bank and Bank shall have approved documentation establishing the acquisition price of such Lots, including, without limitation, a copy of the applicable Option Agreement or other agreement for purchase of such Lots, and settlement statements for Lots previously purchased.

                 4.2.6 COMPLETION. Borrower shall have provided to Bank and Bank shall have approved evidence that all offsite improvements in the Subdivision are complete and ready for use, that all permits for the use of the Subdivision required from any Governmental Authorities have been obtained, that all streets and other areas intended for public use have been appropriately dedicated, and that all homeowners' and property owners' associations have been established, or are in the process of being established.

                 4.2.7 APPROVALS. Borrower shall have provided to Bank and Bank shall have approved evidence of appropriate zoning and existence of all approvals of Governmental Authorities and other third parties necessary to permit the construction and sale of Units in the Subdivision; including, without limitation, all applicable public reports, architectural committee approvals and any other approvals required under the CC&R's.

                 4.2.8 SOILS TESTS. At Bank's request, Borrower shall have provided and Bank shall have approved a soils test report prepared by a licensed soils engineer satisfactory to Bank showing the location of, and containing boring logs from, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Subdivision. At Bank's request, Borrower shall also provide such soils test reports for individual Lots within each Subdivision.

                 4.2.9 ENVIRONMENTAL ASSESSMENT. Borrower shall have delivered to Bank and Bank shall have approved a report of an environmental assessment (including a fifty (50) year chain of title review if requested by Bank) of each Subdivision addressed to Bank by an environmental engineer acceptable to Bank containing such information, results, and certifications as Bank may require, in its absolute and sole discretion. Depending upon the results of the environmental assessment, Borrower shall also provide such follow up testing, reports, and other actions as may be required by Bank in its absolute and sole discretion. The contents of the environmental assessment report and any follow up must be satisfactory to Bank in its absolute and sole discretion. If such reports are addressed to Borrower, Borrower shall cause a reliance letter, in form and substance satisfactory to Bank, to be provided to Bank.

                 4.2.10 UNIT BUDGET. If requested by Bank, a Specific Unit Budget for the respective Unit.

                 4.2.11 UTILITIES. Borrower shall have provided to Bank and Bank shall have approved evidence, which may be in the form of letters from local utility companies or local authorities, that (a) telephone service, electric power, storm sewer, sanitary sewer and water facilities are available to the Subdivision and to the boundary of each Lot therein; (b) such utilities are adequate to serve the Lots in such Subdivision and exist at the boundary of the Subdivision; and (c) no conditions exist to affect Borrower's right to connect into and have adequate use of such utilities except for the payment of a normal connection charge or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

                 4.2.12 PRELIMINARY TITLE REPORT. Borrower shall have provided to Bank and Bank shall have approved, in its absolute and sole discretion, a preliminary title report for the Subdivision, prepared by the Title Company, together with a legible copy of each Schedule B item, if requested by Bank.

                 4.2.13 FLOOD REPORT. Borrower shall have provided to Bank evidence satisfactory to Bank, as to whether (a) the Subdivision is located in an area designated by the Department of Housing and Urban development as having special flood or mudslide hazards, and (b) the community in which the Subdivision is located is participating in the National Flood Insurance Program.

                 4.2.14 UNIT PLANS AND SPECIFICATIONS. Unit Plans and Specifications for the respective type of Unit.

                 4.2.15 ASSESSMENTS, CHARGES, AND TAXES. For Impositions that Bank has approved in writing for payment in installments pursuant to the Deed of Trust, Borrower shall have delivered to Bank and Bank shall have approved evidence that such installments are current. For all other Impositions, Borrower evidence that such Impositions have been paid in full.

                 4.2.16 INSURANCE POLICIES. A certificate of the insurance described in Section 6.7 hereof or other evidence thereof satisfactory to Bank, and at Bank's request, certified copies of the Borrower's policies of insurance required under the Loan Documents, and certificates of insurance with respect to professional liability coverage maintained by engineers, architects, and environmental contractors.

                 4.2.17 CONTRACTS. If requested by Bank, all executed contracts relating to design and construction of the Units between Borrower and any other Person (including, without limitation, the architect and each contractor or subcontractor for labor, material, or services).

                 4.2.18 COMPLETION OF FILINGS AND RECORDINGS. Bank shall have received evidence of the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on the Collateral granted in the Loan Documents and required by Bank.

                 4.2.19 OTHER. Borrower shall provide such other documents and information that Bank may request.

         4.3 ADDITIONAL CONDITIONS PRECEDENT TO THE INCLUSION OF EACH UNIT IN ELIGIBLE COLLATERAL. In addition to the conditions precedent for Advances herein, Borrower may include and maintain a Unit in Eligible Collateral only if the following conditions precedent are satisfied, in each case as determined by Bank in its absolute and sole discretion, and provided Bank has inspected each such Unit, which inspections Bank will be required to make only once in each Calendar Month on or before the tenth (10th) day of each Calendar Month.

                 4.3.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by each Borrower shall be correct in all material respects on and as of the date that each Unit becomes Eligible Collateral, as though made on and as of each such date, other than matters disclosed by Borrower to Bank and approved by Bank in its absolute and sole discretion.

                 4.3.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                 4.3.3 DOCUMENTS. Bank shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

                          4.3.3.1 UNIT BASE APPRAISAL.  A Unit Base Appraisal
for the type of Unit in question dated within 364 days of the date of the requested Advance and, if requested by Bank, an updated Unit Base Appraisal for the respective type of Unit. The Unit Base Appraised Value for the type of Unit shall have been approved by Bank in its absolute and sole discretion.

                          4.3.3.2 ENVIRONMENTAL INDEMNITY.  Borrower shall have
delivered to Bank, Bank's form of environmental questionnaire, fully completed and duly executed by Borrower. The answers to the questions in the questionnaire must be satisfactory to Bank. Borrower also shall have executed and delivered to Bank an Environmental Agreement with respect to each Subdivision for which Borrower is requesting approval.

                          4.3.3.3 DEED OF TRUST.  Borrower shall have executed,
delivered, acknowledged, and recorded a Deed of Trust covering the Subdivision (together with any financing statement required by Bank), in each case prior commencement of construction on any Lot within such Subdivision; provided, however, that if Borrower does not own all Lots within a Subdivision or will acquire the Lots in the Subdivision under an Option Agreement, such Deed of Trust will only cover the Lots owned by Borrower.

                          4.3.3.4 PURCHASE CONTRACT.  If such Unit is a Presold
Unit, a copy of a Purchase Contract for such Unit if requested by Bank.

                          4.3.3.5 TITLE INSURANCE.  Borrower shall have
provided to Bank and Bank shall have approved an American Land Title Association loan policy of title insurance or an irrevocable and unconditional commitment to issue such policy, or an endorsement to an existing title policy in form satisfactory to Bank, issued by the Title Company and a commitment by the Title Company to issue disbursement endorsements at Bank's request insuring the Deed of Trust. Such policy shall have a liability limit of not less than the Commitment Amount and shall provide coverage and otherwise be in form and substance satisfactory to Bank (including, without limitation, mechanic's lien coverage) insuring Bank's interest under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust. Such policy shall be accompanied by such reinsurance and co-insurance agreements and endorsements as Bank may require. Such policy must contain only such exceptions as are satisfactory to Bank and must have attached such endorsements as Bank may require.

                          4.3.3.6 ASSESSMENTS, CHARGES, AND TAXES.  Evidence
that all real property taxes, assessments, water, sewer, and other charges levied or assessed prior to delinquency against the respective Lot which are then due and payable have been paid in the amount required.

                          4.3.3.7 COMPLETION OF FILINGS AND RECORDINGS.
Evidence of the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on such Lot and Unit granted in the Loan Documents.

                          4.3.3.8 CONTRACTS.  If requested by Bank, all
executed contracts relating to design and construction of the Unit between Borrower and any other Person (including, without limitation, the architect and each contractor or subcontractor for labor, materials, or services).

                 4.3.4 LIMITATIONS. After giving effect to the addition of such Unit to Eligible Collateral, the provisions of SECTION 3.2.5 shall not have been violated.

                 4.3.5 START OF CONSTRUCTION. The Unit shall have commenced construction and the foundation for the Unit shall have been completed. Bank shall have inspected and approved such construction.

                 4.3.6 DISTRESSED IMPROVEMENT DISTRICTS. Any improvement or assessment district in which the Unit is located shall not (i) be insolvent under applicable California and/or Nevada law or subject to any bankruptcy or similar proceedings; (ii) directly or indirectly cause the Subdivision in which the Unit is to be built to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans, and (iii) have increased the "mill rate" for assessments in any year by more than five (5) mills over the rate applicable in the immediately preceding year. With respect to clause (iii) in the preceding sentence, Borrower shall, prior to March 1 of each calendar year (the "REPORTING DATE"), notify Bank in writing of any such increases. Bank agrees Units may be included and maintained in Eligible Collateral during the period commencing on the date of any such increase through the Reporting Date, even if such Units are located in a Subdivision within the boundaries of an improvement or assessment district whose mill levy has been increased by more than five (5) mills. Borrower's failure to inform Bank of such a mill levy increase in Borrower's compliance certificates required pursuant to SECTION 6.3.4 for the Calendar Months following any such increase but prior to the Reporting Date, shall not be deemed to be a breach of Borrower's obligation to supply such information.

                 4.3.7 ASSIGNMENTS. Borrower shall have delivered to Bank, and Bank shall have approved, copies of the Unit Plans and Specifications, and all contracts shall have been assigned to Bank, all relating to the construction of Units in the Subdivision, and if prepared by an architect who claims any ownership rights in the Unit Plans and Specifications, Borrower shall have obtained such architect's consent to the use of the Unit Plans and Specifications by Bank.


5.       BORROWER REPRESENTATIONS AND WARRANTIES.

         5.1 CLOSING REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as of the date of this Agreement:

                 5.1.1    ORGANIZATION, POWERS AND GOOD STANDING.

                          (a) ORGANIZATION AND POWERS. Borrower has been duly organized and is a validly existing under the laws of the State of Delaware. Borrower has all requisite power and authority, rights and franchises to (i) do business in California and Nevada; (ii) own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and (iii) to enter into and perform this Agreement and the other Loan Documents. The address of the Borrower's chief executive office and principal place of business is the address set forth in the introductory paragraph of this Agreement.

                          (b) GOOD STANDING. Borrower has made all filings and is in good standing in each jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

                          (c) NON-FOREIGN STATUS. Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower's U.S. employer identification number is as set forth in the Certificate of Non-Foreign Status.

                 5.1.2 NO APPROVALS, ETC. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents.

                 5.1.3 NO CONFLICTS. The execution, delivery, and performance by Borrower of the Borrower Loan Documents will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals and Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

                 5.1.4 EXECUTION AND DELIVERY AND BINDING NATURE OF BORROWER LOAN DOCUMENTS. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

                 5.1.5 ACCURATE INFORMATION. All information in any loan application, financial statement, certificate, or other document, and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete in all material respects as of the date thereof, and there are no omissions therefrom that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Change relative to Borrower since the date of such information. All financial statements heretofore delivered to Bank by Borrower were prepared in accordance with the requirements in SECTION 1 and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects. The fiscal year of Borrower is as set forth in SECTION 1.

                 5.1.6 PURPOSE OF ADVANCES. The purpose of Advances is to pay or to reimburse Borrower for costs, expenses, and fees (i) incurred by Borrower, (ii) relating to construction of Units constituting Eligible Collateral, and (iii) included in the respective Unit Budgets. The purpose of Advances is a business purpose and not a personal, family, or household purpose.

                 5.1.7 LEGAL PROCEEDINGS; HEARINGS, INQUIRIES, AND INVESTIGATIONS. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Change (other than in connection with customary zoning, platting, and building inspection corrections).

                 5.1.8 NO EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. No Event of Default and no Unmatured Event of Default has occurred and is continuing.

                 5.1.9 APPROVALS AND PERMITS; ASSETS AND PROPERTY. Borrower has obtained and there are in full force and effect all Approvals and Permits necessary for the conduct of the business of the Borrower, provided that Borrower may not have obtained all of the Approvals and Permits necessary for construction of Units to the extent such Approvals and Permits are not yet necessary. Borrower owns, leases, or licenses all assets and property necessary for conduct of the business and operations of Borrower (including, without limitation, any Option Agreement). Such assets and property subject to a Lien created under the Loan Documents (including, without limitation, any Option Agreement) are not subject to any Liens and Encumbrances, other than the Permitted Exceptions.

                 5.1.10 TAXES. Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest or penalties).

                 5.1.11 ERISA. Borrower is in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

                 5.1.12 COMPLIANCE WITH LAW. Other than noncompliance with applicable building codes which is not unusual and is correctable by Borrower, neither Borrower nor any Project is in violation of any law, ordinance, regulation, or rule (federal, state, or local).

                 5.1.13 UNIT BUDGETS AND UNIT PLANS AND SPECIFICATIONS. Each Unit Budget and Specific Unit Budget contains all costs, expenses, and fees anticipated to be incurred by Borrower in connection with respective type of Unit. Each set of Unit Plans and Specifications and related working drawings are an accurate and complete description of the respective Unit type.

         5.2 REPRESENTATIONS AND WARRANTIES UPON REQUESTS FOR ADVANCES. Each request for an Advance shall be a representation and warranty by Borrower to Bank that the representations and warranties in this SECTION 5 are correct and complete as of the date the Advance except as otherwise disclosed and that the conditions precedent in SECTION 4 are satisfied as of the date of the Advance.

         5.3 REPRESENTATIONS AND WARRANTIES UPON DELIVERY OF FINANCIAL STATEMENTS, DOCUMENTS, AND OTHER INFORMATION. Each delivery by Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, or information is correct and complete in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

         6.1 CORPORATE EXISTENCE. Borrower shall continue to be validly existing, and in good standing, under the law of the jurisdiction of its organization or formation. Borrower shall continue to be qualified to do business as a foreign corporation, in good standing, under the law of the States of California and/or Nevada.

         6.2 BOOKS AND RECORDS; ACCESS BY BANK. Borrower will maintain a single, standard, modern system of accounting, in accordance with the requirements in SECTION 1 (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with GAAP. During business hours Borrower will give representatives of Bank access to all assets, property, books, records, and documents of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents. Prior to the occurrence of an Event of Default, Bank shall provide reasonable prior notice of such inspections and shall conduct such inspections during normal business hours.

         6.3     INFORMATION AND STATEMENTS.  Borrower shall furnish to Bank:

                 6.3.1 FISCAL PERIOD FINANCIAL STATEMENTS. As soon as available and in any event within the number of days set forth in SECTION 1 after the end of each fiscal period of Borrower set forth in SECTION 1, except the last period in each fiscal year of Borrower:

                          6.3.1.1 STATEMENTS.  Copies of the balance sheet of
Borrower as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal period and for the portion of the fiscal year of Borrower ending with such fiscal period, all in reasonable detail, prepared in accordance with GAAP, containing the certifications specified in SECTION 1, and signed on behalf of Borrower by the person(s) named in SECTION 1. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures, and all such statements of cash flow shall reflect year-to-date figures.

                          6.3.1.2 PROJECTION.  Within sixty (60) days after the
end of each Calendar Quarter, a twenty-four (24) month projection of cash flow for Borrower, in reasonable detail, prepared in accordance with the requirements in SECTION 1, containing the certifications specified in SECTION 1, and signed on behalf of Borrower by the person(s) named in SECTION 1.

                 6.3.2 ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within the number of days set forth in SECTION 1 after the end of each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with the requirements in SECTION 1, containing the certifications specified in SECTION 1.

                 6.3.3 POST ADVANCE INFORMATION. Following the first Advance the Borrower shall furnish to Bank:

                          6.3.3.1 CLOSING REPORT.  On each Business Day, a
report of all Unit sales closed on the previous Business Day, in form and substance satisfactory to Bank, which report shall be supported by settlement statements relating to each Unit sale, together with a reconciliation of the most recently submitted Inventory Report and recalculation of Eligible Collateral after giving effect to such closings.

                          6.3.3.2 COMPLIANCE CERTIFICATES.  Within fifteen (15)
days after the end of each Calendar Month and accompanying the Inventory Report required pursuant to SECTION 6.3.6, a statement in form and substance satisfactory to Bank, certified by the president, chief financial officer, or other executive officer of Borrower that Borrower is in compliance with the Liquidity requirement set forth in SECTION 6.22.3 as of the end of such Calendar Month, and, quarterly commencing on July 1, 1994 and within fifteen
(15) days after the end of each Calendar Quarter thereafter, a certificate, in form and substance satisfactory to Bank, signed on behalf of Borrower by the persons named in SECTION 1, stating that Borrower is in compliance with all covenants, terms, and conditions applicable to each of Borrower under or pursuant to the Loan Documents and any other Debt owing by Borrower to any Person in a principal amount of $500,000.00 or more, and disclosing any noncompliance therewith and describing the status of Borrower's actions to correct such noncompliance, if applicable.

                          6.3.3.3 SALES REPORTS.  Monthly, a report showing (i)
sales of Units during the preceding Calendar Month, (ii) the inventory of completed Units as of the end of the preceding Calendar Month, and (iii) Units in progress as of the end of the preceding Calendar Month. Such report shall contain such detailed information as Bank may require.

                          6.3.3.4 GROSS PROFIT ANALYSIS.  Within fifteen (15)
days after the end of each Calendar Month, an analysis of gross profit for each Subdivision, as of the end of such Calendar Month.

                          6.3.3.5 BACKLOG REPORT.  Within fifteen (15) days
after the end of each Calendar Month, a backlog report showing, for Borrower, a backlog report, effective as of the end of such Calendar Month, reflecting the number of Units then under construction pursuant to contracts for sale, the anticipated delivery date of all such Units, and the aggregate value of such Units upon completion thereof.

                          6.3.3.6 INVENTORY REPORT.  Within fifteen (15) days
after the end of each Calendar Month thereafter, an Inventory Report in form and content satisfactory to Bank, showing for each Unit in Eligible Collateral, among other things, the following: (i) the street address of the Lot; (ii) the name of the Subdivision; (iii) the Lot number as indicated on the recorded plat of the Subdivision; (iv) the Unit plan type; (v) whether the Unit is a Presold Unit, a Spec Unit or a Model Unit; (vi) the Unit budget; (vii) percentage of completion; (viii) the Unit Base Appraised Value; (ix) the selling price of the Unit or the amount of the Purchase Contract, as applicable; (x) the date of the first Advance against the Unit in Eligible Collateral; (xi) the estimated closing date of the sale of the Unit, if the Unit is a Presold Unit; (xii) the maximum Advance against the Unit based upon the Unit Collateral Value or the Maximum Allowed Advance for such Unit.

                          6.3.3.7 COLLATERAL CERTIFICATE.  Within fifteen (15)
days after the end of each Calendar Month, a Collateral Certificate.

                          6.3.3.8 LAND HOLDINGS.  Quarterly commencing on July
1, 1994 and within thirty (30) days after the end of each quarter thereafter, a detailed schedule of all land owned by Borrower, setting forth, without limitation, the location and book value of all such holdings.

                          6.3.3.9 UNIT BUDGETS.  On July 1, 1994 and the first
day of each third month thereafter, updated Unit Budgets.

                          6.3.3.10 CASH ON HAND REPORT.  Weekly, a
statement certified by the president, chief financial officer, or other executive officer of Borrower, in form and substance satisfactory to Bank, disclosing the amount of Borrower's Cash On Hand as of the end of the preceding week.

                          6.3.3.11 OTHER ITEMS AND INFORMATION.  Such
other information concerning Borrower, any Project, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Bank reasonably requests from time to time. In this regard, promptly upon request of Bank, Borrower shall deliver to Bank counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to any Project or under which Borrower claims title to any materials or supplies used or to be used in any Project. Also, in this regard, promptly upon request of Bank, Borrower shall deliver to Bank a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or services or providing materials or supplies for any Project.

         6.4 LAW; JUDGMENTS; MATERIAL AGREEMENTS; APPROVALS AND PERMITS. Except for normal construction corrections occasioning temporary noncompliance which are corrected by Borrower with diligence and without substantial expense, Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower, any Project, or the assets, business, operations, or property of Borrower; provided, however, that Borrower may, in good faith, contest the applicability of such matters to the extent such matters do not affect title to any Unit, Lot or Subdivision or the validity or enforceability of any Deed of Trust. Borrower shall comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower, any Project, or any of the other assets or property of Borrower is bound or affected. Borrower shall comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower in the Land Subdivision.

         6.5 TAXES AND OTHER INDEBTEDNESS. Except for (i) Involuntary Liens and Impositions being contested in accordance with the Deed of Trust,
(ii) income taxes or franchise taxes for which no lien has been filed, which are contested in good faith and for which Borrower is maintaining adequate reserves, and (iii) Impositions that Bank has agreed in its absolute and sole discretion may be paid in installments as provided in the Deed of Trust, Borrower shall pay and discharge (x) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it, (y) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets or property subject to a Lien created under the Loan Documents, other than such claims which Borrower may contest pursuant to the terms and conditions of a Deed of Trust, and (z) all its other indebtedness.

         6.6 ASSETS AND PROPERTY. Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) (including, without limitation, any Project) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

         6.7 INSURANCE. The following insurance shall be obtained and maintained and all related premiums shall be paid as they become due:

                 6.7.1 PROPERTY. Insurance of any Project against damage or loss by fire, lightning, and other perils, on an all-risks basis, such coverage to be in an amount not less than the amount set forth in SECTION 1. During the period of construction of any Project, such policy shall be written on an all-risks basis, with no coinsurance requirement, and shall contain a provision granting the insured permission to complete and/or occupy any Project.

                 6.7.2 LIABILITY. Commercial general liability insurance protecting Borrower and Bank against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than the respective amounts specified in SECTION 1 per occurrence and general aggregate. Also, "UMBRELLA" excess liability insurance in an amount not less than the amount set forth in SECTION 1. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting Borrower and Bank against loss or losses from liability relating to motor vehicles owned, non-owned, or hired used by Borrower, any contractor, any subcontractor, or any other Person in any manner related to any Project with a limit of liability of not less than the amount set forth in SECTION 1 (combined single limit for personal injury (including bodily injury and death) and property damage).

                 6.7.3 FLOOD. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to each Lot or Unit under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived with respect to a Unit upon presentation of evidence satisfactory to the Bank that no portion of the Unit in question is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

                 6.7.4 WORKER'S COMPENSATION. Worker's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of Borrower, any contractor, and any subcontractor located on or assigned to any Project. Borrower shall cause each contractor and each subcontractor having employees located on or assigned to any Project to obtain and maintain this same coverage for all eligible employees.

                 6.7.5 ENGINEER. Each engineer, each soils engineer, and each environmental contractor employed by Borrower in connection with any Project shall maintain engineer's professional liability insurance with a limit of liability of not less than the amount set forth in SECTION 1. Each policy shall permit claims for a period of not less than three (3) years after the completion of any Project.

                 6.7.6 ADDITIONAL INSURANCE. Borrower shall obtain and maintain such other policies of insurance as Bank may reasonably request in writing.

                 6.7.7 OTHER. All policies for required insurance shall be in form and substance satisfactory to Bank in its absolute and sole discretion. Such insurance may be carried under blanket policies, so long as such policy provides the coverage for each Unit as provided in SECTION 6.7.1 and otherwise complies with this SECTION 6.7. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and approved by Bank. Such companies must be authorized to write such insurance in the State of California and/or Nevada. Each company shall be rated "A" or better by A.M. Best Co., in Bests' Key Guide, or such other rating acceptable to Bank in Bank's absolute and sole discretion. All property policies evidencing required insurance shall name Bank as first mortgagee and loss payee. All liability policies evidencing required insurance shall name Bank as additional insured. The policies shall not be cancelable as to the interests of the Bank due to the acts of Borrower. The policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Bank.

                 6.7.8 EVIDENCE. A certificate and, if requested by Bank, a certified copy of each insurance policy or, if acceptable to Bank in its absolute and sole discretion, certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Bank, together with proof of the payment of the premiums thereof. At least ten (10) days prior to the expiration of each such policy, Borrower shall furnish Bank evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Bank in its absolute and sole discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this SECTION 6.7.

         6.8 ERISA. Borrower will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by Borrower so that there is never an Accumulated Funding Deficiency (as defined in SECTION 412 of the Internal Revenue Code of 1986, as amended).

         6.9 UNIT BASE APPRAISALS. Bank shall have the right to order Unit Base Appraisals from time to time. Each Unit Base Appraisal is subject to review and approval by Bank. Borrower agrees upon demand by Bank to pay to Bank the cost and expense for such Unit Base Appraisals and a fee prescribed by Bank for review of each such Unit Base Appraisal by Bank. Any appraisals or other appraisals of Units accepted by Bank that do not have a specific expiration date shall be updated at Bank's request. Based on the updated, respective Unit Base Appraised Value approved or determined by Bank in its absolute and sole discretion, Bank shall have the right to revise the Maximum Allowed Advances applicable to each type of Unit.

         6.10 COMMENCEMENT AND COMPLETION. Borrower shall cause construction of Units to be prosecuted and completed in good faith, with due diligence, and without delay. Borrower may commence construction of Units at any time. On or before the Unit Completion Date, (i) each Model Unit shall be completed, and (ii) all other Unit types shall be completed (as set forth in the definition of "Unit Collateral Value"). Borrower shall cause Units to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all applicable Requirements, and (iii), unless otherwise consented to by Bank in advance in writing in the absolute and sole discretion of Bank, in substantial accordance with the respective Unit Plans and Specifications. Upon demand by Bank, Borrower shall correct any defect in the Units or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Bank, the respective Unit Plans and Specifications. Borrower understands and agrees that inspection of the Units by or on behalf of Bank, the review by Bank of Draw Requests and related documents and information, the making of Advances by Bank, any actions by Bank under SECTION 6.11, and any other actions by Bank shall not be a waiver of Bank's right to require compliance with this SECTION 6.10. If Bank shall ever be required to complete the construction of any Units, whether occasioned by the occurrence of an Event of Default or for any other reason, any sums expended by Bank in constructing such Units shall be treated as Advances hereunder, shall be payable within ten
(10) days of demand, shall bear interest from the date such sums are expended by Bank at the Default Rate (as defined in the Note), and shall be deemed the legal, valid and binding obligations of Borrower to Bank.

         6.11 RIGHTS OF INSPECTION; CORRECTION OF DEFECTS; AGENCY. Bank and its agents, employees, and representatives shall have the right at any time and from time to time to enter upon any Project in order to inspect any Project; provided, however, any Person entering upon any Project shall observe and comply with Borrower's reasonable safety requirements. If Bank, in its judgment, determines that any materials or work do not conform with the respective Unit Plans and Specifications in all material respects or with any applicable Requirements or are otherwise not in conformity with sound building practice, Bank shall have the right to stop the work (unless any such Unit is removed from Eligible Collateral) and to order replacement or correction of any such materials or work regardless of whether or not such materials or work have theretofore been incorporated in the Units, regardless of whether Bank's representatives have previously inspected such work or materials, and regardless of whether Bank has previously made Advances to pay for such work or materials. Borrower shall promptly make such replacement or correction. Inspection by Bank or by Bank's inspectors of any Project or the Units is for the sole purpose of protecting the security of Bank and is not to be construed as a representation by Bank that there has been compliance with the Unit Plans and Specifications or the applicable Requirements or that the Units are free of defects in materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection.

         6.12 MISCELLANEOUS. Any inspections or determinations made by Bank or lien waivers, receipts, or other agreements, documents, and instruments obtained by Bank are made or obtained solely for Bank's own benefit and not in any way for the benefit or protection of Borrower. Bank may accept and rely on any information from architect, any other Person providing labor, materials, or services for Units, Borrower, or any other Person as to labor or materials furnished or incorporated in the Units and the cost and payment therefor and as to all other matters relating to construction of the Units and any Project without the necessity of verifying such information. Bank has no obligation to Borrower to ensure compliance by architect or any other Person in carrying out construction of the Units.

         6.13 VERIFICATION OF COSTS. Bank shall have the right at any time and from time to time to review and verify all costs, expenses, and fees in each Unit Budget. Based on its review and verification of costs, expenses, and fees in each Unit Budget, Bank shall have the right to adjust any and all such budgeted amounts.

         6.14 USE OF PROCEEDS OF ADVANCES. Borrower shall use proceeds of Advances only for the purposes described in SECTIONS 3.2.2 and 5.1.6.

         6.15 CROSS-COLLATERALIZATION. At Bank's request at any time and from time to time, Borrower agrees to execute and deliver such additional agreements, documents, and instruments as Bank determines to be necessary or appropriate so that all Collateral shall also secure any or all (as determined by Bank) other obligations of Borrower to Bank and/or so that any or all property, interests in property, and rights to property selected by Bank securing other obligations of Borrower to Bank also secure the Obligations. Borrower agrees to pay all costs, expenses, and fees incurred by Bank in connection with any and all such cross-collateralization requests by Bank (including, without limitation, costs, expenses, and fees of Bank's attorneys).

         6.16 BANK'S INSPECTOR(S). Borrower agrees that during construction of Units, Bank shall have the right to employ an outside inspector or inspectors who shall review as agent for Bank all construction activities undertaken in regard to Units and who shall prepare reports of such reviews. Alternatively, Bank may elect to have employees of Bank perform such reviews and prepare such reports. In addition, the employees of Bank will review the inspection reports of any outside inspector(s), will review Draw Requests, will perform other activities related to Draw Requests, and will perform other activities in administering and monitoring the Advances.

         6.17 FURTHER ASSURANCES. Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Bank in the Collateral and the rights and remedies of Bank under the Loan Documents.

         6.18 COSTS AND EXPENSES OF BORROWER'S PERFORMANCE OF COVENANTS AND SATISFACTION OF CONDITIONS. Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

         6.19 PAYMENT OF NET SALES PROCEEDS. Borrower shall, upon the closing of a sale of any Unit, pay to Bank for application to the outstanding unpaid aggregate amount of Advances hereunder, an amount equal to the Net Sales Proceeds from such Unit sale, and, if applicable, any Shortage. To the extent that such Net Sales Proceeds are held by Title Company or any other Person, Borrower shall take all action requested by Bank to cause such Net Sales Proceeds to be paid directly to Bank. If Borrower collects or receives any such Net Sales Proceeds, Borrower will forthwith, upon receipt, transmit and deliver to Bank, in the form received, all cash, checks, drafts, chattel paper, and other instruments or writings for the payment of money (endorsed without recourse, where required, so that such items may be collected by Bank). Any such items which may be so received by Borrower will not be commingled with any other of Borrower's funds or property, but will be held separate and apart from Borrower's own funds or property and upon express trust for Bank until delivery is made to Bank.

         6.20 NOTIFICATION OF DEFAULTS. Borrower shall immediately disclose to Bank the occurrence of any default by Borrower under or pursuant to the terms and conditions of any indebtedness owed by Borrower to any Person, whether now existing or hereafter arising.

         6.21 FINANCIAL COVENANTS. Borrower shall, as of the date of the first Advance hereunder and at all times thereafter, maintain the following Financial Covenants:

                 6.21.1 CONSOLIDATED TANGIBLE NET WORTH. Borrower shall not permit its Consolidated Tangible Net Worth at any time to be less than an amount equal to sixty-six percent (66%) of Borrower's Consolidated Tangible Net Worth as of the date of this Agreement. For purposes of this SECTION 6.21.1 only, the term "Consolidated Net Worth" shall not include equity value of minority stock.

                 6.21.2 TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. Borrower shall not permit its aggregate Consolidated Liabilities to Consolidated Tangible Net Worth to be greater than 2.2:1 until the first anniversary date of this Agreement, and thereafter Borrower shall not permit its aggregate Consolidated Liabilities to Consolidated Tangible Net Worth to be greater than 2:1.

                 6.21.3 MINIMUM LIQUIDITY REQUIREMENTS. Borrower shall, on a daily basis, maintain Cash on Hand in an amount of not less than ten percent (10%) of Borrower's Consolidated Liabilities.

                 6.21.4 LAND BANKING LIMITATION. Borrower shall not purchase, acquire an interest in or otherwise hold "Land Held for Future Development" (as that term is defined by GAAP) to the extent that the Borrower's cash investment of Land Held for Future Development exceeds fifty percent (50%) of Borrower's Consolidated Net Tangible Assets as adjusted.

                 6.21.5 DIVIDEND RESTRICTION. Borrower shall not make distributions from earnings and profits to the shareholders of Borrower in an amount greater than fifty percent (50%) of such earnings and profits.

                 6.21.6 NET LOSS LIMITATION. Borrower shall not: (a) incur a Net Loss in excess of One Million Dollars ($1,000,000.00) in any Fiscal Quarter; nor (b) experience Net Losses in any two consecutive Fiscal Quarters.

         6.22 CONSTRUCTION AND SALES RECORDS. Borrower shall, at all times, maintain complete and accurate records of Borrower's construction and sales activities and shall, upon prior notice thereof by Bank, permit Bank to review such records upon request by Bank at any time and from time to time during regular business hours. Such records shall include, without limitation, (i) any and all documents, instruments, contracts and agreements relating to the construction or sale of Units entered into by Borrower with or for the benefit of purchasers, contractors, subcontractors, or other Persons, as applicable,
(ii) lien waivers and releases with respect to all construction in place, (iii) requests for disbursement and vouchers submitted by contractors, subcontractors, or other Persons, and (iv) all permits, licenses and approvals necessary for the continuation and completion of construction.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

         7.1 CORPORATE RESTRICTIONS. Borrower shall not be dissolved or liquidated. Borrower shall not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws in any manner that would materially affect the validity or enforceability of the Obligations or Borrower's ability to borrow hereunder, or that would materially impair any security for the Obligations. Borrower shall not reorganize itself or consolidate with or merge into any other corporation or permit any other corporation to be merged into Borrower (except for mergers of any Subsidiary or parent of Borrower into Borrower pursuant to which Borrower is the surviving entity and which do not otherwise constitute an Event of Default). Borrower shall not suffer to occur any change in Borrower's chairman or chief executive officer without the prior written consent of Bank in its absolute and sole discretion.

8.       BANK'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY BANK.   No
Person, other than Borrower and Bank, shall have any rights hereunder or be a third-party beneficiary hereof. Bank is not a joint venturer or a partner with Borrower. Prior to an Event of Default and thereafter until Bank elects in writing to assume specific obligations of Borrower, Bank shall not be obligated to any Person providing labor, materials, or other services for any Project and payment of funds from Advances directly to any such Persons shall not give or be a recognition of any third-party beneficiary status.

9. PUBLICITY. Bank shall have the right to place one or more signs on the Lots at location(s) visible from public street(s) indicating that Bank has provided financing for any Project.

10. NO BROKERS. Except as disclosed by Borrower to Bank in writing prior to the date of this Agreement, each of Borrower and Bank represent and warrant to the other that it knows of no broker's or finder's fee due in respect of the transaction described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

11. NOTICES. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

         To Bank:                 Real Estate Finance Division
                                  P. O. Box 29542 (A-387)
                                  Phoenix, Arizona  85038
                                  Attn:  Cathi A. Coppock

         Copy to:                 SNELL & WILMER
                                  One Arizona Center
                                  Phoenix, Arizona 85004-0001
                                  Attn:  Nicholas J. Wood, Esq.

         To Borrower:             J. M. Peters Company
                                  3501 Jamboree Road, Suite 200
                                  Newport Beach, California 92658
                                  Attn: Hadi Makarechian

         Copy to:                 Wiley, Rein & Fielding
                                  1776 "K" Street, N.W.
                                  Washington, D.C. 20006
                                  Attn: Dag Wilkinson, Esq.

12. DISCLAIMER BY BANK. Bank shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Units. Bank shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Subdivisions or the Properties. Borrower is not and shall not be an agent of Bank for any purpose. Bank is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Bank shall not be deemed to be in privity of contract with any contractor or provider of services to the Units, nor shall any payment of funds directly to a contractor, subcontractor, or provider of services be deemed to create any third party beneficiary status or recognition of same by Bank. Approvals granted by Bank for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

13. INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Bank, its directors, officers, agents and employees for, from and against any and all liability, expense or damage of any kind or nature and for, from and against any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action, whether in suit or not, arising out of this Agreement or in connection herewith, other than such claims and liabilities as arise solely from the negligence of Bank. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Bank believes is covered by this indemnity, Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Bank. Bank may also require Borrower to so defend the matter. The obligations on the part of Borrower under this SECTION 13 shall survive the closing of the Commitment and the repayment thereof.

14. CHOICE OF LAW. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Arizona.

15.      ARBITRATION.

                 (a) Binding Arbitration. Bank and Borrower hereby agree that all controversies and claims of any nature between them (including but not limited to contract, tort and others) arising directly or indirectly out of this Agreement and the Loan Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

                 (b) Arbitration Panel. A single arbitrator shall have the power to render a maximum award of One Hundred Thousand Dollars ($100,000). When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

                 (c) Provisional Remedies; Self-Help; and Foreclosure. No provision of subparagraph (a) shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding.

16. PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

17. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.

                                       J.M. PETERS COMPANY, INC.
                                       a Delaware corporation


                                       By:  /s/  HADI MAKARECHIAN
                                       Name:    Hadi Makarechian
                                       Title:      Chairman

                                       BANK ONE, ARIZONA, NA,
                                       a national banking association


                                       By:   /s/  CATHI A. COPPOCK
                                       Name:    Cathi A. Coppock
                                       Title:    Vice President

                                   EXHIBIT B
                                   _________

                                ARDI DRAW SYSTEM

         The following information is intended to outline the requirements and procedures to be used by Lender in the disbursement of Hard Costs as identified in the Cost Breakdown. The amount of each Advance shall be (i) the product of
(A) the Maximum Allowed Advance for such Unit, and (B) the percentage of completion of the Unit as determined by Lender in its absolute and sole discretion rounded down to the nearest five percent (5%), less (ii) the aggregate amount of previous Advances for such Unit.

         At Lender's election, Advances may be made in five (5) equal Advances each in the amount of twenty percent (20%) of the Maximum Allowed Advance for the respective Unit, upon completion of the following stages of construction, as determined by Lender in its absolute and sole discretion.

         Draw #1 All underslab items shall be installed including footings and stem walls. This inspection stage will include below-slab plumbing. ABC fill (leveled to grade and compacted), and floor slab ready to be poured.

         Draw #2 All masonry walls and rough carpentry framing shall be complete including furr downs, required blocking, backing and roof sheathing. All above-slab rough plumbing, duct system and wiring installed and visible. Floor slab poured.

         Draw #3 All windows, sliding doors, and insulation installed. Plaster or drywall complete and ready for painting. Stucco lath and skylights installed (if applicable).

         Draw #4 All roofing, finish carpentry, stucco (if applicable), interior and exterior painting are complete. All cabinets are on site.


         Draw #5 Completely finished and ready for occupancy. This includes all plumbing and electrical trim, cabinets, floor covering, appliances, fixtures, fencing, clean-up, site fine grading, and landscaping. This also includes final inspection by the governing authority approving the residence for occupancy.

NOTE: All required municipal inspections shall have been completed prior to Lender inspections and disbursement of a particular draw.

         Borrower understands and acknowledges that the disbursement system set forth hereinabove has been selected by Lender for its sole protection in disbursing each advance in Loan funds, and that Lender neither acts as an agent or fiduciary for the Borrower nor warrants the legal validity or correctness of any lien waivers or other documents required by the provisions hereof, which lien waivers and other documents are for the sole benefit of Lender.

When Recorded Return To:

Snell & Wilmer
One Arizona Center
Phoenix, Arizona  85004-0001
Attention: Nicholas J. Wood, Esq.


- --------------------------------------------------------------------------------
                                                                  Recorder's Use


                           CONSTRUCTION DEED OF TRUST
               (WITH ASSIGNMENT OF RENTS AND SECURITY AGREEMENT)
                                (VARIABLE RATE)
                                  (HOME LOAN)
                                  (CALIFORNIA)

                 THIS DEED OF TRUST SECURES A VARIABLE RATE PROMISSORY NOTE WHICH VARIES ACCORDING TO CHANGES IN THE PRIME RATE ANNOUNCED BY BENEFICIARY IN ACCORDANCE WITH THE CONSTRUCTION LOAN AGREEMENT BETWEEN TRUSTOR AND BENEFICIARY.

TRUSTOR: J. M. PETERS COMPANY, INC., a Delaware corporation 3501 Jamboree Road, Suite 200
                          Newport Beach, California  92658

BENEFICIARY:              BANK ONE, ARIZONA, NA, a national banking association
                          Real Estate Lending Division
                          P. O. Box 29542
                          Phoenix, Arizona  85038

TRUSTEE:                  _____________________________________________________
                          _____________________________________________________
                          _____________________________________________________
                          _____________________________________________________
                          _____________________________________________________
                          _____________________________________________________
                          _____________________________________________________

         FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby irrevocably grants, transfers, conveys and assigns to Trustee, IN TRUST, WITH

                                EXHIBIT "A-1"

POWER OF SALE, and right of entry and possession, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, that certain real property located in the City of _________. County of ________, State of California, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Premises");

         TOGETHER WITH any and all buildings and other improvements now or hereafter erected on the Premises including, without limitation, fixtures, attachments, appliances, equipment, machinery, and other personal property attached to such buildings and other improvements (the "Improvements"), all of which shall be deemed and construed to be a part of the real property;

         TOGETHER WITH all rents, issues, profits, damages, royalties, income and other benefits now or hereafter derived from the Premises and the Improvements (collectively the "Rents"), subject to the terms and provisions of
Article II of this Deed of Trust with respect to all leases and subleases of the Premises or Improvements now or hereafter existing or entered into, or portions thereof, granted by Trustor, and further subject to the right, power and authority hereinafter given to Trustor to collect and apply such Rents.

         TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Premises or the Improvements;

         TOGETHER WITH all easements, rights-of-way and other rights now owned or hereafter acquired by Trustor used in connection with the Premises or the Improvements or as a means of access thereto (including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto) and all water and water rights and shares of stock evidencing the same;

         TOGETHER WITH all leasehold estate, right, title and interest of Trustor in and to all leases or subleases covering the Premises or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder including, without limitation, all rights of Trustor against guarantors thereof, all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the "Leases");

         TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to any greater estate in the Premises or the Improvements including, without limitation, Trustor's interest as Declarant under any and all Declarations of Conditions, Covenants and Restrictions affecting the Premises;

         TOGETHER WITH all right, title, and interest of Trustor in (i) the property and interests in property described onExhibit "B" attached hereto and incorporated herein by reference, (ii) all other personal property now or hereafter owned by Trustor that is now or hereafter located on or used in connection with the Premises or the Improvements, (iii) all other rights and interests of Trustor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Premises or the Improvements, and (iv) all proceeds thereof (such personal property and proceeds are referred to herein collectively as the "Personal Property") provided, however, that to the extent payments, deposits or other consideration paid to Trustor by a purchaser of a Model Home exceeds the release price for such Model Home, Beneficiary shall have no security interest in any such excess;

         TOGETHER WITH all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

         TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity (including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect thereto) that Trustor now has or may hereafter acquire in the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate (as defined below), and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Trust Estate (including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages);

         TOGETHER WITH all proceeds of the foregoing.

         The entire estate, property, right, title and interest hereby conveyed to Trustee may hereafter be collectively referred to as the "Trust Estate."

         FOR THE PURPOSE OF SECURING (in such order of priority as Beneficiary may elect) the following (the Obligations"):

               (a) payment of indebtedness in the total principal amount of up to Twenty Five Million and No/100 Dollars ($25,000,000.00) ("Loan"), with interest thereon, evidenced by that certain Secured Promissory Note of even date herewith (as it may be amended, modified, extended, and renewed from time to time, the "Note") executed by Trustor pursuant to that certain Master Revolving Line of Credit Agreement dated June __, 1994 by and between Trustor and Beneficiary (as it may be amended, modified, extended, and renewed from time to time, the "Loan Agreement"). The Loan Agreement contains a provision providing for a variable rate of interest under the Note;

               (b) payment of all sums advanced by Beneficiary to protect the Trust Estate, with interest thereon equal to the Interest Rate (as defined in the Loan Agreement) (which rate of interest is hereinafter referred to as the "Agreed Rate");

               (c) payment of all other sums, with interest thereon (if applicable) that may hereafter be loaned to Trustor, or its successors or assigns, by Beneficiary, or its successors or assigns when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust;

               (d) performance of every obligation of Trustor contained in the Loan Documents (as defined below);

               (e) performance of every obligation of Trustor contained in any agreement, document, or instrument now or hereafter executed by Trustor reciting that the obligations thereunder are secured by this Deed of Trust; and

               (f) for the benefit of Beneficiary, compliance with and performance of each and every provision of any declaration of covenants, conditions and restrictions, any maintenance, easement and party wall agreement, or any other agreement, document, or instrument by which the Trust Estate is bound or may be affected.

This Deed of Trust, the Note, the Loan Agreement and any other deeds of trust, mortgages, agreements, guaranties or other instruments given to evidence or further secure the payment and performance of any or all of the Obligations, as the foregoing may be amended, modified, extended, or renewed from time to time may hereinafter be collectively referred to as the "Loan Documents."

               TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

                                   ARTICLE I
                      COVENANTS AND AGREEMENTS OF TRUSTOR

              1.01 Payment and Performance of Secured Obligations. Trustor shall pay and perform when due each of the Obligations.

              1.02 Maintenance, Repair, Alterations. Trustor shall keep the Trust Estate in good condition and repair. Trustor shall not remove, demolish, or substantially alter any of the Improvements, except with the prior written consent of Beneficiary. Trustor shall complete promptly and in a good and workmanlike manner any Improvement that may be now or hereafter constructed on the Premises and promptly restore in like manner any Improvements that may be damaged or destroyed from any cause whatsoever and pay when due all claims for labor performed and materials furnished therefor. Trustor shall comply in all material requests with all Requirements (as defined below) and shall not suffer to occur or exist any violation of any Requirement. Trustor shall not commit or permit any waste or deterioration of the Trust Estate, and, to the extent allowed by law, shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair. Trustor shall perform its obligations under each Lease. "Requirement" and "Requirements" mean, respectively, each and all obligations and requirements under the Loan Documents now or hereafter in effect by which Trustor or the Trust Estate are bound or which are otherwise applicable to the Trust Estate, construction of any Improvements on the Trust Estate, or operation, occupancy or use of the Trust Estate (including,without limitation
(i) such obligations and requirements imposed by common law or any law, statute, ordinance, regulation, or rule (federal, state, or local), and (ii) such obligations and requirements of, in, or in respect of (A) any consent, authorization, license, permit, or approval relating to the Trust Estate, (B) any condition, covenant, restriction, easement, or right-of-way reservation applicable to the Trust Estate, (C) any Lien or Encumbrance, (D) any other agreement, document, or instrument affecting the Trust Estate to which Trustor is a party or by which Trustor or the Trust Estate is bound, and (E) any order, writ, judgment, injunction, decree, determination, or award of any arbitrator, other private adjudicator, court, government, or governmental authority (federal, state, or local) affecting the Trust Estate to which Trustor is a party or by which Trustor or the Trust Estate is bound).

              1.03      Required Insurance.      Trustor shall at all times
provide, maintain and keep in force or cause to be provided, maintained and kept in force with respect to the Trust Estate, at no expense to Trustee or Beneficiary, policies of insurance in forms and amounts and issued by companies reasonably satisfactory to Beneficiary covering such casualties, risks, perils, liabilities and other hazards as is required under the Loan Agreement. All such policies of insurance required by the terms of this Deed of Trust or the Loan Agreement shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Trustor or any party holding under Trustor that might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Trustor.

              1.04      Delivery of Policies, Payment of Premiums.

               (a) At Beneficiary's option all policies of insurance shall either have attached thereto a lender's loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary or shall name Beneficiary as an additional insured. Trustor shall furnish Beneficiary with certificates of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage. If Beneficiary consents, Trustor may provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, or by policies procured by a tenant or other party holding under Trustor; provided, however, all such policies shall meet the requirements referred to in Section 1.03. At least thirty (30) days prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy continuing insurance in form as required by this Deed of Trust. All such policies shall contain a provision that, notwithstanding any contrary agreement between Trustor and insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice to Beneficiary.

               (b) In the event Trustor fails to obtain, maintain, or deliver to Beneficiary the certificates of insurance with respect to the Trust Estate required by this Deed of Trust, Beneficiary may, at Beneficiary's election, but without any obligation so to do, procure such insurance or single-interest insurance for such risks covering Beneficiary's interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor, the amount of all such premiums shall bear interest at the Agreed Rate. Upon the occurrence and during the continuation of an Event of Default and request by Beneficiary, Trustor shall deposit with Beneficiary in monthly installments, an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Deed of Trust (funds deposited for this purpose are referred to as "Insurance Impounds"). In such event Trustor further agrees to cause all bills, statements, or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements, or other documents evidencing that a premium for a required policy is then payable, and provided there are sufficient Insurance Impounds, Beneficiary shall timely pay such amounts as may be due thereunder out of the Insurance Impounds. If at any time and for any reason the Insurance Impounds are or will be insufficient to pay such amounts as may be then or subsequently due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of Insurance Impounds or to be obligated to pay any amounts in excess of the amount of the Insurance Impounds, nor shall anything contained herein modify the obligation of Trustor set forth in Section 1.03 to obtain and maintain insurance. Beneficiary may commingle Insurance Impounds with its own funds, and Trustor shall not be entitled to interest thereon. Beneficiary may reserve for future payments of premiums such portion of Insurance Impounds as Beneficiary in its absolute and sole discretion deems proper. If Trustor fails to deposit with Beneficiary sums sufficient to pay fully such premiums at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary upon demand with interest from the date advanced at the Agreed Rate, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Insurance Impounds to payment of the Obligations in such order as Beneficiary may determine, notwithstanding that such Obligations may not yet be due. Upon the occurrence of an Event of Default, Beneficiary may, at any time, at Beneficiary's option, apply any Insurance Impounds or Impositions Impounds under this Section 1.04 or Section 1.08, any funds paid as Rents, and any other funds of Trustor held by Beneficiary to payment of any of the Obligations, in such manner and order as Beneficiary may elect, notwithstanding that such Obligations may not yet be due.

              1.05      Casualties: Insurance Proceeds.

               (a) Trustor shall give prompt written notice thereof to Beneficiary after the happening of any casualty to or in connection with the Trust Estate or any part thereof, in the event it materially adversely affects the value of the Trust Estate, whether or not covered by insurance. All proceeds of insurance shall be payable to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. If Trustor receives any proceeds of insurance resulting from such casualty, Trustor shall promptly pay over such proceeds to Beneficiary. All proceeds of insurance will be applied by Beneficiary to payment of the Obligations in such order as Beneficiary shall determine.

               (b) Trustor shall not be excused from repairing or maintaining the Trust Estate as provided in Section 1.02 hereof or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are insurance proceeds available to Trustor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such default or notice of default.

              1.06 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Deed of Trust as a mortgage, a sale under the power of sale, or any other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Trustor in and to all policies of insurance required by Section
1.03 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust Estate, to the extent such policies are assignable pursuant to the terms thereof.

              1.07      Indemnification; Subrogation; Waiver of Offset.

               (a) If Beneficiary is made a party to any litigation concerning the Note, this Deed of Trust, any of the Loan Documents, the Trust Estate or any part thereof or interest therein, or the occupancy of the Trust Estate by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless for, from and against all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Beneficiary as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys' fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of its breach.

               (b) Trustor waives any and all right to claim or recover against Beneficiary, its successors and assigns, their directors, officers, employees, agents and representatives, for loss of or damage to Trustor, the Trust Estate, Trustor's property or the property of others under Trustor's control from any cause insured against or required to be insured against by this Deed of Trust, except for such actions, matters, claims or liabilities as arise from the gross negligence or intentional misconduct of Beneficiary.

               (c) All sums payable by Trustor pursuant to this Deed of Trust shall be paid without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of:

       (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference by any Person (as defined below) with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim that Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms of the Loan Documents or of any other agreement with Trustor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, and in the California Code of Civil Procedure, Sections 580 and 726, Trustor waives, to the fullest extent permitted by applicable law, the benefits of California Code of Civil Procedure, Section 431.70, and all other rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor. "Person" means any natural person, any unincorporated association, any corporation, any partnership, any joint venture, any trust, any other legal entity, or any governmental authority (federal, state, local or foreign).

              1.08      Impositions.

               (a) Trustor shall pay, or cause to be paid, prior to delinquency, all installments of real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, (including, without limitation, non- governmental levies or assessments such as maintenance charges, levies, or charges resulting from covenants, conditions and restrictions affecting the Trust Estate) that are assessed or imposed upon the Trust Estate or become due and payable and that create, may create, or appear to create a lien upon the Trust Estate (the above are sometimes referred to herein individually as an "Imposition" and collectively as "Impositions") provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same becomes due and before any fine, penalty, interest, or cost may be added thereto for the nonpayment of any such installment and interest.

               (b) If at any time after the date hereof there shall be assessed or imposed a fee, tax, or assessment on Beneficiary and measured by or based in whole or in part upon this Deed of Trust or the outstanding amount of the Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in Section 1.08(a) and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Trustor fails to pay such Impositions prior to delinquency, Beneficiary may, at its option, declare all or part of the Obligations, immediately due and payable. If Trustor is prohibited by law from paying such Impositions, Beneficiary may, at its option, declare all or part of the Obligations due and payable on a date which is not less than six (6) months from the date such prohibition is imposed on Trustor.

               (c) Subject to the provisions of Section 1.08(d) and upon request by Beneficiary, Trustor shall deliver to Beneficiary within thirty (30) days after the date upon which any Imposition is due and payable by Trustor official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Beneficiary, evidencing the payment thereof.

               (d) Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Trustor's covenant to pay any such Imposition at the time and in the manner provided in this
       Section 1.08, unless Trustor has given prior written notice to Beneficiary of Trustor's intent to so contest or object to an Imposition, and unless, in Beneficiary's reasonable discretion, (i) Trustor shall demonstrate to Beneficiary's satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Estate or any part thereof or interest therein to satisfy such Imposition prior to final determination of such proceedings, (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary, or (iii) Trustor shall demonstrate to Beneficiary's satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

               (e) Upon the occurrence and during the continuation of an Event of Default and upon request by Beneficiary, Trustor shall pay to Beneficiary an initial cash deposit in an amount adequate to pay all Impositions for the ensuing tax fiscal year and shall thereafter continue to deposit with Beneficiary, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by Beneficiary, for the purpose of paying the installment of Impositions next due (funds deposited for this purpose are referred to as "Impositions Impounds"). In such event, Trustor further agrees to cause all bills, statements, or other documents relating to Impositions to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements, or other documents, and providing there are sufficient Impositions Impounds, Beneficiary shall timely pay such amounts as may be due thereunder out of the Impositions Impounds. If at any time and for any reason the Impositions Impounds are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary may notify Trustor and upon such notice Trustor shall deposit immediately an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of Impositions Impounds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 1.08(e). Beneficiary may commingle Impositions Impounds with its own funds and shall not be obligated to pay any interest on any Impositions Impounds. Beneficiary may reserve for future payment of Impositions such portion of Impositions Impounds as Beneficiary may in its absolute and sole discretion deem proper. If Trustor fails to deposit with Beneficiary sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary upon demand together with interest thereon at the Agreed Rate from the date of such advance, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Impositions Impounds held by it upon any of the Obligations in such order as Beneficiary may determine, notwithstanding that such Obligations may not yet be due.

               (f) Trustor shall not initiate or suffer to occur or exist the joint assessment of any real and personal property included in the Trust Estate or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied, or charged to the Trust Estate as a single lien.

              1.09 Utilities. Trustor shall pay prior to delinquency, all charges that are incurred by Trustor for the benefit of the Trust Estate or that may become a charge or lien against the Trust Estate for gas, electricity, water, sewer, or other services furnished to the Trust Estate.

              1.10 Actions Affecting Trust Estate. Trustor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and shall pay all costs and expenses (including, without limitation, costs of evidence of title, litigation, and attorneys'

fees) in any such action or proceeding in which Beneficiary or Trustee may appear.

              1.11 Actions By Trustee of Beneficiary. If an Event of Default occurs and continues, Beneficiary and/or Trustee, each in its absolute and sole discretion, without obligation so to do, without releasing Trustor from any obligation, and with only such notice to or demand upon Trustor as may be reasonable under the then existing circumstances, but in no event exceeding ten (10) days prior written notice, may make or do the same in such manner and to such extent as either may deem necessary or appropriate. In connection therewith (without limiting their general powers, whether conferred herein, in another Loan Document or by law), Beneficiary and Trustee shall have and are hereby given the right, but not the obligation, (a) to enter upon and take possession of the Trust Estate; (b) to make additions, alterations, repairs and improvements to the Trust Estate that they or either of them may consider necessary or appropriate to keep the Trust Estate in good condition and repair;
(c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (d) to pay, purchase, contest or compromise any Lien or Encumbrance (as defined below) or alleged Lien or Encumbrance whether superior or junior to this Deed of Trust; and (e) in exercising such powers, to pay necessary expenses (including, without limitation, expenses of employment of counsel or other necessary or desirable consultants). Trustor shall, immediately upon demand therefor by Beneficiary and Trustee or either of them, pay to Beneficiary and Trustee an amount equal to all respective costs and expenses incurred by them in connection with the exercise by either Beneficiary or Trustee or both of the foregoing rights (including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver's, trustee's and attorneys' fees) together with interest thereon from the date of such expenditures at the Agreed Rate.

              1.12 Transfer of Trust Estate by Trustor. In order to induce Beneficiary to make the Loan, Trustor agrees that, in the event of any Transfer (as hereinafter defined), without the prior written consent of Beneficiary, except as may be specifically permitted in any of the Loan Documents, Beneficiary shall have the absolute right, at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion and, if consent should be given, any such Transfer shall be subject to this Deed of Trust, and such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Trustor or any maker or guarantor (if any) of the Note from any liability thereunder without the prior written consent of Beneficiary. As used herein, "Transfer" shall mean:

                     (i) any sale, transfer, conveyance, hypothecation, encumbrance, lease or vesting of the Trust Estate or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions (as such term is defined in Exhibit C attached hereto and incorporated herein by reference);

                    (ii) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any partnership interest in Trustor or any partner in Trustor to or in any Person (if Trustor or any partner in Trustor is a partnership) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

                   (iii) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any shares of stock in Trustor or any general partner in Trustor to or in any Person or consolidation or merger of Trustor or any partner in Trustor into or with any Person (if Trustor or any partner in Trustor is a corporation) whether voluntary, involuntary, by operation of law, or otherwise; or

                    (iv) the execution of any agreements to do any of the foregoing, except the Permitted Exceptions.

                        Notwithstanding what may be provided in Paragraph 1.12
(iii) above, Beneficiary hereby agrees that any sale, assignment or conveyance (except encumbrances or hypothecations) of common stock in the Trustor will not be deemed a Transfer so long as immediately after such sale, assignment or conveyance Peter Ochs, Keith Johnson, and David Langlois own and control sixty percent (60%) or more of all outstanding voting common stock of Trustor.

              1.13      Eminent Domain.

               (a) In the event that any proceeding or action be commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation (including, without limitation, inverse condemnation) or otherwise (hereinafter collectively referred to as a "Taking"), or if the same be taken or damaged by reason of any public improvement or Taking, or should Trustor receive any notice or other information regarding such Taking or damage, Trustor shall give prompt written notice thereof to Beneficiary. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such Taking or damage or received by Trustor as the result of a transfer in lieu of a Taking (the "Condemnation Proceeds") are hereby assigned to

       Beneficiary, and Trustor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require. If Trustor receives any Condemnation Proceeds Trustor shall promptly pay over such proceeds to Beneficiary. Beneficiary is hereby authorized and empowered by Trustor, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Trustor, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name and/or on behalf of Trustor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

               (b) Trustor shall not be excused from repairing or maintaining the Trust Estate as provided in Section 1.02 or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are Condemnation Proceeds available to Trustor or whether any such Condemnation Proceeds are sufficient in amount. The application or release of the Condemnation Proceeds shall not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such default or notice of default.

              1.14 Additional Security. No other security now existing, or hereafter taken, to secure the obligations secured hereby shall be impaired or affected by the execution of this Deed of Trust. All security for the Obligations from time to time shall be taken, considered and held as cumulative. Any taking of additional security, execution of partial releases of the security, or any extension of the time of payment of, or modification of other terms of any of the Obligations shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, guarantor, surety or endorser for the payment or performance of any of the Obligations. In the event Beneficiary at any time holds additional security for any of the Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently with, or after a sale or realization is made hereunder.

              1.15 Appointment of Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, recorded in the county in which the Trust Estate is located or by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.

              1.16 Inspections. Beneficiary, and its agents, representatives officers, and employees, are authorized, upon reasonable notice, to enter at any reasonable time upon or in any part of the Trust Estate for the purpose of inspecting the same and for the purpose of performing any of the acts Beneficiary is authorized to perform hereunder or under the terms of any of the Loan Documents.

              1.17 Ownership and Liens and Encumbrances. Trustor is, and as to any portion of the Trust Estate acquired hereafter will upon such acquisitions be, and shall remain the owner of the Trust Estate free and clear of any Liens and Encumbrances. In the event Beneficiary consents to any Lien or Encumbrance, all amounts due thereunder shall be paid prior to delinquency. Trustor shall not grant, shall not suffer to exist, and shall pay and promptly discharge, at Trustor's cost and expense, all Liens and Encumbrances and any claims thereof upon the Trust Estate, or any part thereof or interest therein. Trustor shall notify Beneficiary immediately in writing of any Lien or Encumbrance or claim thereof. Trustor shall have the right to contest in good faith the validity of any involuntary Lien or Encumbrance, provided Trustor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amount as Beneficiary shall reasonably require, but not more than one hundred fifty percent (150%) of the amount of the claim, and provided further that if Trustor loses such contest, Trustor shall thereafter diligently proceed to cause such Lien or Encumbrance to be removed and discharged. If Trustor shall fail to remove and discharge any Lien or Encumbrance or claim thereof, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, after only such notice to Trustor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien or Encumbrance by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any Lien or Encumbrance or claim thereof, together with interest thereon from the date of each such expenditure at the Agreed Rate. Such costs and expenses shall be secured by this Deed of Trust. "Lien or Encumbrance" and "Liens and Encumbrances" mean, respectively, each and all of the following in respect of the Trust Estate: leases, other rights to occupy or use, mortgages, deeds of trust, pledges, security agreements, assignments, assignments as security, conditional sales, title retention arrangements or agreements, conditions, covenants, and restrictions, and other charges, liens, encumbrances, or adverse interests, whether voluntarily or involuntarily created and regardless of whether prior or subordinate to any estate, right, title, or interest granted to Trustee or Beneficiary in this Deed of Trust, excluding from the foregoing the Permitted Exceptions.

              1.18 Trustee's Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and without affecting the personal liability of any person for payment of the Obligations or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (a) reconvey any part of said Trust Estate, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

              1.19 Beneficiary's Powers. Without affecting the liability of any Person liable for the payment of the Obligations herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the time for payment of the Obligations, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary's option any parcel, portion or all of the Trust Estate, (e) take or release any other or additional security or any guaranty for any Obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

              1.20 Financial Statements. Trustor shall deliver to Beneficiary such financial statements, balance sheets, profit and loss statements, operating statements, income and expense statements and other financial information in such detail and at the times required by the Loan Agreement. All such statements shall be prepared in accordance with the requirements of the Loan Agreement. Beneficiary shall have the right, upon prior notice to Trustor, to audit, inspect and copy all of Trustor's books and records, relating thereto, during normal business hours.

              1.21      Trade Names.   At the request of Beneficiary from time
to time, Trustor shall execute a certificate in form satisfactory to Beneficiary listing the trade names or fictitious business names under which Trustor intends to operate the Trust Estate or any business located thereon and representing and warranting that Trustor does business under no other trade names or fictitious business names with respect to the Trust Estate. Trustor shall immediately notify Beneficiary in writing of any change in said trade names or fictitious business names, and will, upon request of Beneficiary, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

                                   ARTICLE II

                              ASSIGNMENT OF RENTS

              2.01 Assignment of Rents. Trustor hereby absolutely and irrevocably assigns and transfers to Beneficiary all the Rents of the Trust Estate, and hereby gives to and confers upon Beneficiary the right, power and authority to collect the Rents. Trustor irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Beneficiary, for all Rents and apply the same to the payment of the Obligations in such order as Beneficiary shall determine. Trustor hereby authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Beneficiary upon written demand by Beneficiary, without further consent of Trustor. Notwithstanding any other provisions contained herein to the contrary, unless and until an Event of Default occurs, Trustor shall have a revocable license to collect such Rents (but not more than one (1) month in advance unless the written approval of Beneficiary is first obtained), and to retain and enjoy same. The assignment of the Rents of the Trust Estate in this
Article II is intended to be an absolute and unconditional assignment from Trustor to Beneficiary and not merely the passing of a security interest.

              2.02 Collection. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at any time without notice either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon and take possession of the Trust Estate, or any part thereof, and, with or without such entry or taking possession, in its own name sue for or otherwise collect the Rents (including, without limitation, those past due and unpaid) and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys' fees) upon payment of the Obligations in such order as Beneficiary may determine. The collection of such Rents, or the entering upon and taking possession of the Trust Estate, or the application of the Rents as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default. Upon the occurrence and during the continuance of an Event of Default, Trustor also hereby authorizes Beneficiary upon such entry, at its option, to take over and assume the management, operation and maintenance of the Trust Estate and to perform all acts Beneficiary in its sole discretion deems necessary and proper and to expend such sums out of Rents as may be needed in connection therewith, in the same manner and to the same extent as Trustor theretofore could do (including, without limitation, the right to enter into new leases, to cancel, surrender, alter or amend the terms of, and/or renew existing leases collectively, the "Leases", and/or to make concessions to tenants). Trustor hereby releases all claims of any kind or nature against Beneficiary arising out of such management, operation and maintenance, excepting the liability of Beneficiary to account as hereinafter set forth.

              2.03 Application of Rents. Upon such entry, Beneficiary shall, after payment of all property charges and expenses (including, without limitation, reasonable compensation to such managing agent as it may select and employ) and after the accumulation of a reserve to meet requisite amounts, credit the net amount of the Rents received by it to the Obligations, but the manner of the application of such net income and which items shall be credited shall be determined in the sole discretion of Beneficiary. Beneficiary shall not be accountable for more monies than it actually receives from the Trust Estate; nor shall it be liable for failure to collect Rents. Beneficiary shall make reasonable efforts to collect Rents, reserving, however, within its own absolute and sole discretion, the right to determine the method of collection and the extent to which enforcement of collection of Rents shall be prosecuted and Beneficiary's judgment shall be deemed conclusive and reasonable.

              2.04 Mortgagee in Possession. It is not the intention of the parties hereto that an entry by Beneficiary upon the Premises under the terms of this instrument shall make Beneficiary a party in possession in contemplation of the law, except at the option of Beneficiary.

              2.05 Indemnity. Trustor hereby agrees to indemnify and hold harmless Beneficiary for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with this assignment; and all such losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs and expenses shall be deemed added to the indebtedness secured hereby and shall be secured by any and all other instruments securing said indebtedness.

              2.06 No Obligation to Perform. Nothing contained herein shall operate or be construed to obligate Beneficiary to perform any obligations of Trustor under any Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such lessee shall have been thereby terminated). Prior to actual entry into and taking possession of the Premises by Beneficiary, this assignment shall not operate to place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Trust Estate or any portion thereof, and the execution of this assignment by Trustor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Trust

Estate is and shall be that of Trustor, prior to such actual entry and taking of possession.


                                  ARTICLE III
                               SECURITY AGREEMENT

              3.01 Creation of Security Interest. Trustor hereby grants to Beneficiary, a security interest in and to all the Personal Property.

              3.02 Representations, Warranties and Covenants of Trustor. Trustor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive creation of any indebtedness of Trustor to Beneficiary and any extension of credit thereunder) as follows:

               (a) The Personal Property is not used or bought for personal, family or household purposes.

               (b) The tangible portion of the Personal Property will be kept on or at the Premises or Improvements and Trustor will not, without the prior written consent of Beneficiary, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Trustor with similar items of comparable value.

               (c) At the request of Beneficiary, Trustor will join Beneficiary in executing one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of California as in effect in the State of California ("Uniform Commercial Code of California"), in form satisfactory to Beneficiary and will pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.

               (d) Trustor's principal place of business is in the State of California at 14 Corporate Plaza, Newport Beach, California 92660. Trustor does not do business under any trade name except as previously disclosed in writing to Beneficiary. Trustor will immediately notify Beneficiary in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name, and will upon request of Beneficiary, execute any additional financing statements or other certificates necessary to reflect the adoption or change in trade name or fictitious business name.

               (e) Trustor shall immediately notify Beneficiary of any claim against the Personal Property adverse to the interest of Beneficiary therein.

              3.03 Use of Personal Property by Trustor. Until the occurrence and continuance of an Event of Default hereunder or under any other Loan Document, Trustor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Deed of Trust and not inconsistent with any policy of insurance thereon.

              3.04      Remedies Upon an Event of Default.

               (a) In addition to the remedies provided in Section 4.02 hereof, upon the occurrence and during the continuance of an Event of Default hereunder, Beneficiary may, at its option, do any one or more of the following:

                     (i) Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor with respect to the Personal Property or any part thereof. In the event Beneficiary demands, or attempts to take possession of the Personal Property in the exercise of any rights under this Deed of Trust, Trustor agrees to promptly turn over and deliver possession thereof to Beneficiary;

                    (ii) Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien or Encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorney's fees) incurred in connection therewith;

                   (iii) Require Trustor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and deliver promptly such Personal Property to Beneficiary, or an agent or representative designated by Beneficiary. Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor's premises and property to exercise Beneficiary's rights hereunder;

                    (iv) Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, any other Loan Document, or by law, either concurrently or in such order as Beneficiary may determine;

                     (v) Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as Beneficiary may determine, the Personal Property and the remainder of the Trust Estate;

                    (vi) Sell, lease, or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Beneficiary may determine. Beneficiary may be a purchaser at any sale; and

                   (vii) Exercise any remedies of a secured party under the Uniform Commercial Code of California or any other applicable law.

               (b) Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Trustor at least five (5) days' prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Trustor at the address set forth in
       Section 5.05.

               (c) The proceeds of any sale under Section 3.04(a)(vi) shall be applied as follows:

                     (i) To the repayment of the reasonable costs and expenses of taking, holding, and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys' fees) and the discharge of all Impositions, Liens and Encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Impositions or Liens and Encumbrances subject to which such sale shall have been made);

                    (ii) To the payment of the Obligations in such order as Beneficiary shall determine; and

                   (iii) The surplus, if any, shall be paid to the Trustor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

       Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

              3.05 Security Agreement. This Deed of Trust constitutes and shall be deemed to be a "security agreement" for all purposes of the Uniform Commercial Code of California and Beneficiary shall be entitled to all the rights and remedies of a "secured party" under such Uniform Commercial Code of California.


                                   ARTICLE IV
                             REMEDIES UPON DEFAULT

              4.01 Events of Default. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default"):

               (a) Failure by Trustor to pay any monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Beneficiary to Trustor.

               (b) Failure by Trustor to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Trustor, under any Loan Document and, if such failure is curable, the expiration of thirty (30) days after written notice of such failure by Beneficiary to Trustor.

               (c) Any representation or warranty by Trustor in any Loan Document is materially false, incorrect, or misleading as of the date made.

               (d) The occurrence of any event (including, without limitation, a change in the financial condition, business, or operations of Trustor for any reason whatsoever) that materially and adversely affects the ability of Trustor to perform any of its obligations under the Loan Documents.

               (e) Trustor (i) is unable or admits in writing Trustor's inability to pay its monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Trustor or all or substantially all of the property of Trustor, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Trustor or all or substantially all of the property of Trustor.

               (f) Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Trustor and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

               (g) Any litigation or proceeding is commenced before any arbitrator, other private adjudicator, court, government or governmental authority (federal, state, local or foreign) against or affecting Trustor or the property of Trustor or any part thereof that materially and adversely affects the ability of Borrower to perform its obligations under the Loan Documents and such litigation or proceeding is not defended diligently and in good faith by Trustor.

               (h) A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Trustor by any arbitrator, other private adjudicator, court, government or governmental authority that materially and adversely affects the ability of Borrower to perform any of its obligations under the Loan Documents is not paid and discharged or stayed within thirty (30) days after the entry thereof.

               (i) Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Trustor.

               (j) All or any part of the property of Trustor is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within thirty (30) days after the date thereof and such attachment, levy or seizure is otherwise determined by Beneficiary, in its sole discretion, to have a material adverse effect on the Trust Estate.

               (k) The occurrence of any Transfer, unless prior to such Transfer the holder of the Note has delivered to Trustor the written consent of such holder to such Transfer.

               (l) The occurrence and continuance of any Event of Default, as such term is defined in any other Loan Document.

               (m)      If Trustor, at any time, ceases to manage the Trust
       Estate.


              4.02 Acceleration Upon Default; Additional Remedies. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind. Thereafter Beneficiary may, in addition to the exercise of any or all of the remedies specified in Section 3.04:

               (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, or any part thereof, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys' fees) upon the Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rents, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence and during the continuance of any Event of Default, including, without limitation the right to exercise the power of sale;

               (b) Commence an action to foreclose the lien of this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

               (c) Exercise of the power of sale herein contained and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor's interest in the Trust Estate to be sold; or

               (d) Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing or guarantying all or any portion of the Obligations, or by law.

              4.03 Exercise of Power of Sale. If Beneficiary elects to exercise the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

               (a) Upon receipt of such statement and notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such Notice of Default and/or Notice of Sale (as applicable) as then required by law. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and Notice of Sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

               (b) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, Trustee's fees and reasonable attorneys' fees, and costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale in the following priority, to payment of: (i) all sums expended under the terms of the Loan Documents, not then repaid, with accrued interest at the Agreed Rate; (ii) second all sums due under the Note; (iii) all other sums, then secured hereby; and (iv) the remainder, if any, to the person or persons legally entitled thereto.

               (c) Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in it discretion, give a new notice of sale.

              4.04 Personal Property. It is the express understanding and intent of the parties that as to any personal property interests subject to Chapter 9 of the Uniform Commercial Code of California, Beneficiary, upon the occurrence and during the continuance of an Event of Default, may proceed under such Uniform Commercial Code of California or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property and treat both real and personal property interests as one parcel or package of security.

              4.05 Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, as a matter of right and without notice to Trustor or any one claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Trust Estate or the date of expiration of any redemption period unless such receivership is sooner terminated.

              4.06 Remedies Not Exclusive. Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any and all of the Obligations and to exercise all rights and powers under the Loan Documents and under the law now or hereafter in effect, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured or guaranteed. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other rights herein contained, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other security or guaranty now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them shall be entitled to enforce this Deed of Trust and any other security or any guaranty now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing under the law. Every power or remedy given by any of the Loan Documents or by law to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and, to the extent permitted by law, either of them may pursue inconsistent remedies.

              4.07 Request for Notice. Trustor hereby requests a copy of any Notice of Default and any Notice of Sale hereunder, as may be required by law, be mailed to it at the address set forth in Section 5.05.


                                   ARTICLE V
                                 MISCELLANEOUS

              5.01 Change, Discharge, Termination, or Waiver. No provision of this Deed of Trust may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Beneficiary to exercise and no delay by Beneficiary in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

              5.02 Trustor Waiver of Rights. Except for California Code of Civil Procedure Section 580 and 726, Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Trust Estate, and (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the Obligations and the right to require marshaling in the event of foreclosure of the liens hereby created, and (c) all rights and remedies that Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties including, without limitation, Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 of the California Civil Code.

              5.03 Statements by Trustor. Trustor shall, within ten (10) days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating the unpaid principal of and interest on the Note and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest or such other amounts.

              5.04 Reconveyance by Trustee. Upon written request of Beneficiary stating that all Obligations have been satisfied in full, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention and upon payment by Trustor of Trustee's fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

              5.05 Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests and demands, if sent by mail, shall be deemed given two
(2) days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

         To Beneficiary:     Real Estate Finance Division
                             P. O. Box 29542 (A-383)
                             Phoenix, Arizona  85038
                             Attn:  Fred Sutter

         To Trustor:         3501 Jamboree Road, Suite 200
                             Newport Beach, California 92658
                             Attn:  Hadi Makarechian

              5.06 Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

              5.07 Captions and References. The headings at the beginning of each section of this Deed of Trust are solely for convenience and are not part of this Deed of Trust. Unless otherwise indicated, each reference in this Deed of Trust to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

              5.08 Invalidity of Certain Provisions. If any provision of this Deed of Trust is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

              5.09 Subrogation. To the extent that proceeds of the Note are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Trustor's request and Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

              5.10 Attorneys' Fees. If any or all of the Obligations are not paid when due or if an Event of Default occurs, Trustor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorney's fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest therein from the date of demand at the Agreed Rate.

              5.11 GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

              5.12 Joint and Several Obligations. If this Deed of Trust is signed by more than one party as Trustor, all obligations of Trustor herein shall be the joint and several obligations of each party executing this Deed of Trust as Trustor.

              5.13 Number and Gender. In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

              5.14 Loan Statement Fees. Trustor shall pay the amount demanded by Beneficiary or its authorized loan servicing agent for any statement regarding the Obligations, provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

              5.15 Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to form physically one document, which may be recorded.

              5.16 No Merger of Lease. If both the lessor's and lessee's estate under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Beneficiary so elects as evidenced by recording a written declaration executed by Beneficiary so stating, and, unless and until Beneficiary so elects, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Trust Estate shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

              5.17 Status of Title. Trustor represents and warrants that it is the lawful owner of the Trust Estate free and clear of all Liens and Encumbrances and holds a fee simple estate in the Premises and Improvements, subject only to the Permitted Exceptions and that Trustor has full right, power and authority to convey and mortgage the same and to execute this Deed of Trust.

              5.18 Integration. The Loan Documents contain the complete understanding and agreement of Trustor and Beneficiary and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

              5.19 Binding Effect. The Loan Documents will be binding upon, and inure to the benefit of, Trustor, Trustee and Beneficiary and their respective successors and assigns. Trustor may not delegate its obligations under the Loan Documents.

              5.20 Time of the Essence. Time is of the essence with regard to the each provision of the Loan Documents as to which time is a factor.

              5.21 Survival. The representations, warranties, and covenants of the Trustor and the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

              5.22 Construction Deed of Trust. This Deed of Trust secures an obligation incurred for the construction of improvements on land. This Deed of Trust is a construction deed of trust and is entitled to the benefits of California Uniform Commercial Code Section 9313(6).

               IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

                                       J.M. PETERS COMPANY, INC.,
                                       a Delaware corporation


                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                                                       "Trustor"

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF               )

               On ___________________, 1994, before me, ______________________, a Notary Public, personally appeared _________________________________ and _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

               WITNESS my hand and official seal.


               Signature ______________________________               (Seal)

                                   EXHIBIT A
                                   _________

                               Legal Description

                                   EXHIBIT B
                                   _________

                        DESCRIPTION OF PERSONAL PROPERTY



               (a) All personal property, (including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, and construction materials) in which Trustor now or hereafter acquires an interest or right, which is now or hereafter located on or affixed to the Premises or the Improvements or used in the operation, use, or occupancy thereof or the construction of any Improvements thereon, together with any interest of Trustor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever kind or character, relating to the Premises, Improvements, or such personal property;

               (b) All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Obligations remains unpaid or unperformed, may accrue from such personal property or any part thereof or from the Premises, the Improvements or any other part of the Trust Estate, or which may be received or receivable by Trustor from any hiring, using, letting, leasing, subhiring, subletting, subleasing, occupancy, operation, or use thereof;

               (c) All of Trustor's present and future rights to receive payments of money, services, or property from or through the Premises or Improvements, including, without limitation, rights to all deposits from tenants of the Premises or Improvements, accounts and other accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights, instruments, general intangibles, and principal, interest and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments, evidencing, securing or guarantying the same affecting or arising from or through the Premises or the Improvements;


               (d) All other intangible property and rights relating to the Premises, the Improvements, the personal property described in Paragraph
(a) above or the operation, occupancy, or use thereof, including, without limitation, to the extent assignable, all governmental and non-governmental permits, licenses, and approvals relating to construction on or operation, occupancy, or use of the Premises or Improvements, all names under or by which the Premises or

Improvements may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks, except Fieldstone, relating in any way to the Premises or the Improvements, and all good will in any way relating to the Premises or the Improvements.

               (e) Trustor's rights under all insurance policies covering the Premises, the Improvements, the Personal Property, and the other parts of the Trust Estate and any and all proceeds, loss payments, and premium refunds payable regarding the same;

               (f) All reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of any Improvements on the Premises;

               (g)      All water stock relating to the Premises;

               (h) All causes of action, claims, compensation, and recoveries for any damage to, destruction of, or condemnation or taking of the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any loss or diminution in value of the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate;

               (i) All architectural, structural, mechanical, and engineering plans and specifications prepared for construction of Improvements or extraction of minerals or gravel from the Premises and all studies, data, and drawings related thereto; and also all contracts and agreements of the Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings or to the construction of Improvements on or extraction of minerals or gravel from the Premises;

               (j) Except for the Excess, all proceeds from sale or disposition of any of the aforesaid collateral; and

               (k) As used in this Exhibit B the terms "Premises", "Improvements", and "Personal Property" shall have the meanings set forth in the Deed of Trust to which this Exhibit B is attached.

                                   EXHIBIT C



               "Permitted Exceptions" means the following:

               1. Sale, transfer, or other disposition of any Personal Property that is consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value.

               2. Liens and Encumbrances being contested in accordance with Section 1.19 of the Deed of Trust.

               3. Impositions being contested in accordance with Section 1.08(d) of this Deed of Trust.

               4.       This Deed of Trust.

               5. The items listed in Schedule B to the ALTA lender's title insurance policy issued by a corporation, insuring this Deed of Trust.

When recorded return to:

Snell & Wilmer
One Arizona Center
Phoenix, AZ  85004-0001
Attention:  Nicholas J. Wood, Esq.


_____________________________________________________________________________
                                                           FOR RECORDER'S USE


                           CONSTRUCTION DEED OF TRUST
               (WITH ASSIGNMENT OF RENTS AND SECURITY AGREEMENT)
                                (VARIABLE RATE)
                                  (HOME LOAN)
                                    (NEVADA)

         THIS DEED OF TRUST SECURES A VARIABLE RATE PROMISSORY NOTE WHICH VARIES ACCORDING TO CHANGES IN BENEFICIARY'S "PRIME RATE" IN ACCORDANCE WITH THE TERMS OF SAID NOTE.

TRUSTOR: J. M. PETERS COMPANY, INC., a Delaware corporation 3501 Jamboree Road, Suite 200
                          Newport Beach, California  92658

BENEFICIARY:              BANK ONE, ARIZONA, NA, a national banking association
                          Real Estate Lending Division
                          P. O. Box 29542
                          Phoenix, Arizona  85038

TRUSTEE:                  ____________________________________________________
                          ____________________________________________________
                          ____________________________________________________
                          ____________________________________________________
                          ____________________________________________________
                          ____________________________________________________
                          ____________________________________________________



PROPERTY in City of ___________________, County of __________, State of Nevada, described as:

                 See Exhibit "A" attached hereto and incorporated herein by this reference.

This Deed of Trust made between the Trustor, Trustee and Beneficiary above named,





                                 EXHIBIT "A-2"

                 FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor IRREVOCABLY GRANTS, BARGAINS, SELLS, TRANSFERS, CONVEYS and ASSIGNS to TRUSTEE, IN TRUST WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, that certain real property more particularly described on Exhibit "A" and grants to Beneficiary a security interest in all of the personal property described herein (the "Personal Property"), which includes all improvements, all furnishings, all fixtures, and all equipment, machinery, and apparatus of every kind and nature now located on said property or hereafter attached to or used in connection with the property described above, together with all attachments, substituted parts, accessions, improvements and replacements thereof, all of which Trustor represents are and shall be and are intended to be a part of the realty, together with all permits, licenses, insurance payments, and condemnation awards relating to or pertaining to said property, if any, together with all and singular the tenements, hereditaments, and appurtenances, and all of the rents, issues and profits thereof, and the reversion and reversions, remainder and remainders, and together with all water rights thereunto belonging, to have and hold unto Trustee, its successors and assigns forever (hereinafter called "Trust Property").

                 FOR THE PURPOSE OF SECURING:

                 (1) Performance of the covenants and agreements herein set forth and payment of that certain Secured Promissory Note dated the ____ day of June, 1994 in the sum of up to Twenty-Five Million and No/100 Dollars ($25,000,000.00) and interest as specified therein (as it may be amended, modified, extended, and renewed from time to time, the "Note") executed by Trustor pursuant to that certain Master Revolving Line of Credit Agreement dated June ___, 1994 by and between Trustor and Beneficiary (as it may be amended, modified, extended, and renewed from time to time, the "Loan Agreement"). The Loan Agreement and Note contain provisions providing for a variable rate of interest under the Note;

                 (2) Performance of each covenant, promise and agreement of Trustor contained herein or incorporated herein by reference;

                 (3) Payment of all sums required to be made by Trustor pursuant to the terms hereof; and

                 (4) To secure performance of the covenants and agreements set forth and payment of all Secured Promissory Notes, whether now existing or hereafter arising, executed by Trustor, it being the intention of Trustor and Beneficiary that this Deed of Trust shall secure all obligations of Trustor to Beneficiary, whether now existing or hereafter arising.

                 This Deed of Trust, the Note, the Loan Agreement and any other deeds of trust, mortgages, agreements, guarantees or other instruments given to evidence or further secure the payment and performance of any or all of the obligations under the foregoing instruments, as such instruments may be amended, modified, extended, or renewed from time to time may hereinafter be referred to as the "Loan Documents."

                 TO PROTECT THE TRUST PROPERTY AND SECURITY GRANTED BY THIS TRUST DEED, IT IS AGREED:

                 1. Trustor warrants that it is seized of good and merchantable fee simple title to the Trust Property, subject only to reservations in the patent, water right application, obligations arising in favor of water use or irrigation associations or companies (none of the assessments of which are delinquent), current taxes not delinquent, easements and restrictions of record, and none other.

                 Trustor acknowledges that all legal descriptions of real estate listed herein were provided by Trustor, warrants the correctness of such descriptions, and agrees that, in the event there does exist an error or defect in such legal descriptions, Trustor authorizes Trustee to do all acts and things and execute all documents deemed necessary by Beneficiary, proper and convenient for the perfection, protection, preservation or enforcement of Beneficiary's rights hereunder.

                 2. Trustor agrees to pay all indebtedness secured hereby including principal, interest, costs and attorney's fees in accordance with the terms of each evidence of indebtedness.

                 3. Trustor agrees to pay, before the same becomes delinquent, all taxes, assessments, water and other charges levied or assessed upon or against the Trust Property, and in addition all charges for gas, electricity and other items furnished to or charged against the Trust Property.

                 Trustor agrees to pay, prior to delinquency, any and all ground rents and amounts payable under any lease, trust deed, mortgage or other instrument which may be an encumbrance on the Trust Property.

                 4. Trustor agrees to keep the Trust Property insured against loss by fire and other hazards and casualties in such amounts and for such periods as may be required from time to time by Beneficiary and as required pursuant to the Loan Agreement. Trustor also agrees to maintain and keep in force during the term hereof flood hazard insurance as may be or may have been required by Beneficiary, by law or regulation and as required pursuant to the Loan Agreement. Trustor agrees to pay the premiums on such insurance, when due and prior to delinquency, and furnish proof of such payment to Beneficiary. All insurance shall be carried in responsible insurance companies approved by Beneficiary. The policies shall be held by Beneficiary and shall have, at all times, loss payable clauses attached thereto in favor of and approved by Beneficiary.

                 In the event of any loss or damage to the Trust Property, Trustor will give immediate notice by mail to Beneficiary and make proper proof of loss (and if not made by Trustor, Beneficiary may make the same). Beneficiary may require that the payment for such loss be paid directly to Beneficiary only and not jointly to Trustor and Beneficiary. Beneficiary may, at its option, apply the payment to the reduction of the indebtedness secured hereby or may apply the same to the restoration or repair of the property damaged. Trustor hereby assigns to Beneficiary all such policies and the payments to be made thereunder.

                 In the event of foreclosure of this Trust Deed, or exercise of the power of sale given to Trustee, or acquisition of the title to the Trust Property by Beneficiary or its assigns, all right, title, and interest of Trustor in and to the policies and proceeds thereof and sums payable thereunder shall forthwith pass automatically to the purchaser of said Trust Property.

                 5. Trustor agrees to keep the Trust Property at all times in good condition and repair. All apparatus and machinery shall be kept in good working order and properly serviced and repaired. Trustor will not allow nor commit any waste, and will not demolish nor structurally alter the Trust Property, and will do no act to injure or depreciate the value of such Trust Property. The Trust Property shall be kept in a reasonably clean, safe and sanitary condition and shall not be allowed to become dilapidated or rundown.

                 Trustor agrees that it will not remove or allow to be removed any fixture or fixtures from the Trust Property without the prior written consent of Beneficiary. Trustor further agrees that in adding any new fixtures or in substituting fixtures on the Trust Property, prior proof will be furnished Beneficiary that no security exists therein.

                 6. In the event Trustor fails to make any payment required to be made by it hereunder, or fails to keep the Trust Property so insured, or fails to keep the Trust Property so repaired, or fails to perform any of its other obligations hereunder, Beneficiary may make any such payment, obtain any such insurance, make any such repairs (Trustor hereby grants Beneficiary the right to go upon the premises for such purpose), or remedy any other default of Trustor. All expenditures made by Beneficiary shall be prima facie evidence of the necessity therefor and reasonableness thereof. Such expenditures, together with all incidental costs of Beneficiary, including reasonable attorney's fees if incurred, shall be immediately due and payable by Trustor to Beneficiary, shall bear interest until paid at a rate ______ percent (___%) more than the non-default rate of interest applicable under the Note, and shall be secured by this trust deed.

                 7. Trustee and Beneficiary and their officers, employees, and agents may enter upon and inspect the Trust Property at any reasonable time or times.

                 8. The proceeds of any judgment, award or settlement in any condemnation or eminent domain proceeding or on account of injury to the Trust Property by reason of public use, or by reason of private trespass, or other injury to the Trust Property, shall be paid to Beneficiary, who may at its option, either reapply the proceeds to reduce the indebtedness secured hereby (whether matured or to mature in the future) or be released to Trustor. Trustor hereby assigns and transfers to Beneficiary all such amounts and proceeds and agrees that Beneficiary may receipt for the same on behalf of Trustor.

                 9. Trustor by execution of this Deed of Trust assigns and transfers to Beneficiary all of Trustor's right, title and interest in and to all leases, rents, profits or income from the Trust Property and each and every part thereof, including all present and future leases or rental agreements, which assignment and transfer may be enforced by Beneficiary only upon any default by Trustor, existing under this Deed of Trust, by any one or more of the following methods: (1) appointment of a receiver; (2) Beneficiary taking possession of the Trust Property; (3) Beneficiary collecting any moneys payable under leases or rental agreements directly from the parties obligated for payment; (4) injunction; or (5) any other method permitted by law.

                 Unless and until Beneficiary shall elect to collect said rents and rentals, the same shall be collected by Trustor, but Beneficiary may at any time, after Trustor's default, collect all such rents and rentals and Trustor agrees not to hinder or delay Beneficiary in collecting the same.

                 Any rents or rentals received by Beneficiary shall be applied first to the cost of collection, second to any expenses Beneficiary may expend in making the Trust Property ready for or satisfactory to any lessee or tenant, and the remainder shall be applied on the indebtedness secured hereby (whether matured or unmatured) as Beneficiary may elect.

                 Trustor shall not consent to the cancellation or surrender of any lease on the Trust Property, or any portion thereof, having an unexpired term of two (2) years or more, or decrease the rental payable under any lease, or receive or collect more than two (2) month's rent in advance, and Trustor agrees not to default in performing its obligations under all leases on the Trust Property.

                 10. Time is of the essence of this Trust Deed. No failure on the part of Beneficiary to exercise any of its rights hereunder shall be construed as a waiver of or prejudice its rights in the event of any other subsequent default or breach. No delay on the part of Beneficiary in exercising any of its rights hereunder shall preclude it from the exercise thereof at any time during the continuance of any such default. The acceptance of late payments shall not waive the "time is of the essence" provision. All rights and remedies of Beneficiary are cumulative and concurrent, and may be exercised singly, severally or concurrently as Beneficiary may elect.

                 11. In the event the indebtednesses secured hereby or this Trust Deed is placed in the hands of attorneys for collection or foreclosure, then Trustor agrees to pay reasonable attorney's fees to Beneficiary, in addition to the amount due thereon, together with all costs and expenses incurred by Beneficiary in the collection and foreclosure thereof, and together with the cost of a title search, the payment of which sums are secured by this Trust Deed.

                 12. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default"):

                          (a) Failure by Trustor to pay any monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Beneficiary to Trustor.

                          (b) Failure by Trustor to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Trustor, under any Loan Document and, if such failure is curable, the expiration of thirty (30) days after written notice of such failure by Beneficiary to Trustor.

                          (c) Any representation or warranty by Trustor in any Loan Document is materially false, incorrect, or misleading as of the date made.

                          (d) The occurrence of any event (including, without limitation, a change in the financial condition, business, or operations of Trustor for any reason whatsoever) that materially and adversely affects the ability of Trustor to perform any of its obligations under the Loan Documents.

                          (e) Trustor (i) is unable or admits in writing Trustor's inability to pay its monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Trustor or all or substantially all of the property of Trustor, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Trustor or all or substantially all of the property of Trustor.

                          (f) Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Trustor and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

                          (g) Any litigation or proceeding is commenced before any arbitrator, other private adjudicator, court, government or governmental authority (federal, state, local or foreign) against or affecting Trustor or the property of Trustor or any part thereof that materially and adversely affects the ability of Borrower to perform its obligations under the Loan Documents and such litigation or proceeding is not defended diligently and in good faith by Trustor.

                          (h) A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Trustor by any arbitrator, other private adjudicator, court, government or governmental authority that materially and adversely affects the ability of Borrower to perform any of its obligations under the Loan Documents is not paid and discharged or stayed within thirty (30) days after the entry thereof.

                          (i) Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Trustor.

                          (j) All or any part of the property of Trustor is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within thirty (30) days after the date thereof and such attachment, levy or seizure is otherwise determined by Beneficiary, in its sole discretion, to have a material adverse effect on the Trust Estate.

                          (k) The occurrence of any Transfer, unless prior to such Transfer the holder of the Note has delivered to Trustor the written consent of such holder to such Transfer.

                          (l) The occurrence and continuance of any Event of Default, as such term is defined in any other Loan Document.

                          (m) If Trustor, at any time, ceases to manage the Trust Estate.

                 13. In addition to the remedies provided in Section 14 hereof, upon the occurrence and during the continuance of an Event of Default hereunder, Beneficiary may, at its option, do any one or more of the following:

                          (a) Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor with respect to the Personal Property or any part thereof. In the event Beneficiary demands, or attempts to take possession of the Personal Property in the exercise of any rights under this Deed of Trust, Trustor agrees to promptly turn over and deliver possession thereof to Beneficiary;

                          (b) Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien or Encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorney's fees) incurred in connection therewith;

                          (c) Require Trustor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and deliver promptly such Personal Property to Beneficiary, or an agent or representative designated by Beneficiary. Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor's premises and property to exercise Beneficiary's rights hereunder;

                          (d) Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, any other Loan Document, or by law, either concurrently or in such order as Beneficiary may determine;

                          (e) Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as

         Beneficiary may determine, the Personal Property and the remainder of the Trust Estate;

                          (f) Sell, lease, or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Beneficiary may determine. Beneficiary may be a purchaser at any sale; and

                          (g) Exercise any remedies of a secured party under the Nevada Uniform Commercial Code or any other applicable law.

                 Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Trustor at least ten (10) days' prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Trustor at the address set forth on the first page of this Deed of Trust.

                 The proceeds of any sale under this Section 13 shall be applied as follows:

                          (i) To the repayment of the reasonable costs and expenses of taking, holding, and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys' fees) and the discharge of all Impositions, Liens and Encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Impositions or Liens and Encumbrances subject to which such sale shall have been made);

                          (ii) To the payment of the Obligations in such order as Beneficiary shall determine; and

                          (iii) The surplus, if any, shall be paid to the Trustor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

                 14. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind. Thereafter

Beneficiary may, in addition to the exercise of any or all of the remedies specified in Section 13:

                          (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, or any part thereof, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys' fees) upon the Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rents, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence and during the continuance of any Event of Default, including, without limitation the right to exercise the power of sale;

                          (b) Commence an action to foreclose the lien of this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

                          (c)     Exercise of the power of sale herein
         contained and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor's interest in the Trust Estate to be sold; or

                          (d) Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing or guarantying all or any portion of the Obligations, or by law.

                 15. This Deed of Trust shall be deemed to be a "security agreement" for all purposes of the Nevada Uniform Commercial Code and Beneficiary shall be entitled to all the rights and remedies of a "Secured Party" under such Nevada Uniform Commercial Code.

                 16. It is the express understanding and intent of the parties that as to any personal property interests subject to the

Nevada Uniform Commercial Code, Beneficiary, upon the occurrence and during the continuance of an Event of Default, may proceed under such Nevada Uniform Commercial Code or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property and treat both real and personal property interests as one parcel or package of security.

                 17. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, as a matter of right and without notice to Trustor or any one claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Trust Estate or the date of expiration of any redemption period unless such receivership is sooner terminated.

                 The Grantee in any Deed of Release executed pursuant to this Trust Deed may be described as "the person or persons legally entitled thereto" and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof.

                 18. Upon the occurrence of any Event of Default as defined in this Deed of Trust or the Loan Agreement, and if the notice of breach and election to sell, required by Chapter 107 of the Nevada Revised Statutes, be first recorded, then Trustee, its successors or assigns, on demand by Beneficiary, shall sell the Trust Property, in order to accomplish the objects of these trusts, in the manner following, namely:

                 The Trustee shall first give notice of the time and place of such sale, in the manner provided by the laws of the State of Nevada for the sale of real property under execution, and may from time to time postpone such sale by such advertisement as it may deem reasonable, or without further advertisement, by proclamation made to the persons assembled at the time and place previously appointed and advertised for such sale, and on the day of sale so advertised, or to which such sale may have been postponed, the Trustee may sell the Trust Property so advertised, at public auction, at the time and place specified in the notice, either in the county in which the property, or any part thereof, to be sold, is situated, or at the principal office of the Trustee located in ____________ County, in its discretion, to the highest cash bidder, provided that Beneficiary may credit bid all sums owing under the Note or otherwise due and payable to Beneficiary hereunder or under the terms of the Agreement. The Beneficiary or the holder or holders of the Note secured hereby may bid and purchase at such sale. The Beneficiary may, after recording the notice of breach and election, waive or withdraw the same or any proceedings thereunder, and shall thereupon be restored to its former position and have and enjoy the same rights as though such notice had not been recorded.

                 19. The Trustee, upon such sale, shall make (without warranty or recourse), execute and, after due payment made, deliver to purchaser or purchasers, his or their heirs or assigns, a deed or deeds of the Trust Property so sold which shall convey to the purchaser all the title of the Trustor in the Trust Property, and shall apply the proceeds of the sale thereof in payment, firstly, of the expenses of such sale, together with the reasonable expenses of the trust, including, but not limited to, Trustee's fees, costs of a Trustee's Sale Guarantee, and counsel fees, in a reasonable amount, which shall become due upon any default made by Trustor in any of the payments aforesaid; and also such sums, if any, as Trustee or Beneficiary shall have paid, for procuring a search of the title to the Trust Property, or any part thereof, subsequent to the execution of the deed of trust; and in payment, secondly, in reduction of the indebtedness secured hereby.

                 20. In the event of a sale of the Trust Property conveyed or transferred in trust, or any part thereof, and the execution of a deed or deeds therefor under such trust, the recital therein of default, and of recording notice of breach and election of sale, and of the elapsing of the 3-month period, and of the giving of notice of sale, and of a demand by Beneficiary that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary; and any such deed or deeds with such recitals therein shall be effectual and conclusive against Trustor, its successors and assigns, and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligation to see to the proper application of the purchase money, according to the trusts aforesaid.

                 21. Beneficiary may, at any time, request cancellation of Trustee's Notice of Sale, whereupon Trustee shall execute and record, or cause to be recorded, a Cancellation of Notice of Sale in the same county in which the Notice of Sale was recorded. The exercise by Beneficiary of this right shall not constitute a waiver of any default then existing or subsequently occurring.

                 In the event this Trust Deed and the indebtedness and obligations secured hereby are reinstated in the manner provided by law, Beneficiary shall forthwith notify Trustee thereof as provided by law. Upon such notification, Trustee shall record, or cause to be recorded, a Cancellation of Notice of Sale in the same county in which the Notice of Sale was recorded within the period then required by law.

                 22. The rights and remedies of Beneficiary upon the occurrence of one or more Events of Default by Trustor (whether such rights and remedies are conferred by statute, by rule of law, by this Deed of Trust, the Loan Agreement or otherwise) may be exercised by Beneficiary, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order. The exercise by Beneficiary or Trustee at the express direction of Beneficiary, of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Beneficiary might have unless, and limited to the extent that, Beneficiary shall so elect or so waive by an instrument in writing delivered to Trustee. Without limiting the generality of the foregoing, to the extent that this Deed of Trust covers both the real property and the Personal Property, Beneficiary may, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order:

                          (a) Proceed as to both the real property, the Personal Property and other collateral in accordance with Beneficiary's rights and remedies in respect to the real property; or

                          (b) Proceed as to the real property in accordance with Beneficiary's rights and remedies in respect to the real property and proceed as to the Personal Property and other Collateral in accordance with Beneficiary's rights and remedies in respect to the Personal Property and other collateral.

                 Beneficiary may, in the sole discretion of Beneficiary, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the Personal Property and other collateral in accordance with the Nevada Uniform Commercial Code--Secured Transactions.

                 If Beneficiary should elect to proceed as to both the real property, the Personal Property and other collateral in accordance with Beneficiary's rights and remedies in respect to real property:

                          (i) All the real property and all the Personal Property and other collateral may be sold, in the manner and at the time and place provided in this Deed of Trust and Security Agreement, in one lot, or in separate lots consisting of any combination or combinations of the real property, the Personal Property and other collateral, as the Beneficiary may elect, in the sole discretion of Beneficiary.

                          (ii) Trustor acknowledges and agrees that a disposition of the Personal Property and other collateral in accordance with Beneficiary's rights and remedies in respect to real property, as hereinabove provided, is a commercially reasonable disposition of the collateral.

                 If Beneficiary should elect to proceed as to the Personal Property and other collateral in accordance with Beneficiary's rights and remedies in respect to Personal Property and other collateral, Beneficiary shall have all the rights and remedies conferred on a secured party by NRS
104.9501 to NRS 104.9507, both inclusive.

                 23. Upon payment in full of all sums secured hereby and performance of all obligations of Trustor hereunder, the lien of this Trust Deed upon the Trust Property shall be released by reconveyance by Deed of Release, which said reconveyance and release shall be without warranty and shall operate to reconvey the estate vested in Trustee hereby.

                 Beneficiary may, at any time, without notice, release any person liable for payment of any indebtedness secured hereby, release portions of the Trust Property from this Trust Deed, or extend or modify the time for payment of the indebtedness secured hereby by agreement with Trustor or by agreement with subsequent owners of the Trust Property, and any such release, extension or modification shall not affect the personal liability of any person for the payment of said indebtedness or the lien of this Trust Deed upon the portion of the Trust Property not released herefrom.

                 At any time, without liability therefore and without notice, and without affecting the personal liability of Trustor or any other person for payment of the indebtedness secured hereby, Trustee may, with the consent of
Beneficiary: (1) release and reconvey by Deed of Release any part of the Trust Property from the lien hereof; (2) consent to the making and recording of any maps or plats of the Trust Property; (3) join in granting any easement on the Trust Property; or (4) join in any extension agreement or any agreement subordinating or modifying the lien or charge hereof. If Trustee shall perform any such acts or execute complete or partial reconveyances it shall be paid a fee in accordance the its established fees and charges therefor.

                 If reconveyance by Deed of Release is to be made by Trustee, Beneficiary shall deliver the original of this Trust Deed and the note secured hereby to Trustee with a request for reconveyance by Deed of Release.

                 24. Beneficiary may substitute another Trustee herein named to exercise the rights, powers and duties granted by law and contained herein. Upon such appointment, and without the necessity of a conveyance to the successor Trustee, the latter shall be vested with all the title, powers and duties conferred upon the Trustee herein named.

                 25. Beneficiary or any purchaser at Trustee's sale or at any foreclosure sale may, if it so elects, be subrogated to and succeed to all the rights of Trustor under any or all leases on the Trust Property or portions thereof. Beneficiary may, if it so elects, subordinate its rights hereunder to any lease on the Trust Property, or a portion thereof, and keep the lease in effect through and after any foreclosure action or Trustee's sale.

                 26. Beneficiary shall be subrogated to the lien, notwithstanding its release of record, of any prior mortgage, trust deed or other encumbrance paid or discharged from the proceeds of the note secured hereby, or from any advance made by Beneficiary.

                 27. Any payments made after the due date will accrue interest at the default rate specified in the Note secured by this Deed of Trust.

                 28. In the event of the passage after the date of this Trust Deed of any law levying any tax upon this Trust Deed or the debt secured hereby, which Beneficiary is obliged to pay, then Trustor agrees to pay said tax or reimburse Beneficiary for the payment of the same, provided that Trustor shall not be obligated to pay any amount which would be considered as interest at a rate higher than allowed by law, and provided further that in the event of the enactment of any such law and, if Trustor cannot pay said tax or is unwilling to pay said tax, then Beneficiary shall have the right, at its option, to declare the indebtedness secured hereby to be immediately due and payable.

                 29. Trustor will not, except as otherwise provided in the Loan Agreement, sell, convey, transfer, dispose of or further encumber the Trust Property or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, without the prior written consent of Beneficiary being first had and obtained, which consent may be withheld or conditioned in the sole and absolute discretion of Beneficiary. Notwithstanding the foregoing, Trustor may enter into contracts to sell Units (as defined in the Loan Agreement) in the ordinary course of Trustor's business in connection with sales contemplated to result in releases pursuant to the Loan Agreement. Any transfer or encumbrance of the controlling interest of the shares of stock of Trustor, shall be deemed a transfer requiring Beneficiary's prior written consent. All easements, declarations of covenants, conditions and restrictions and private and public dedications affecting the Trust Property shall be submitted to Beneficiary for its approval and such approval shall be obtained prior to the execution or granting of any thereof by Trustor, accompanied by a drawing or survey showing the precise location of each thereof.

                 30. Trustee may, but shall be under no obligation or duty to, appear in or defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee. If Trustee shall take such action at the request of Beneficiary, it shall be paid therefor in accordance with its established fees and charges and shall be reimbursed for its costs and expenses actually incurred, including attorney's fees.

                 31. The Trust created hereby is irrevocable by Trustor. Trustee accepts the Trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law, but acceptance is not required as a condition to the validity hereof, and this Trust Deed is effective upon delivery. Trustee shall not be obligated to notify any party hereto of pending sale under any other trust deed, or any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party, except as required by law.

                 32. The word "Trustor" and the language of this instrument shall, where there is more than one Trustor, be construed as plural and be binding equally on Trustors. The obligations of Trustors hereunder and under the note secured hereby shall be joint and several. This Trust Deed applies to, is binding upon, and inures to the benefit of all parties hereto, their heirs, executors, administrators, successors and assigns. The term "Beneficiary" shall include not only the original Beneficiary hereunder, but also any future owner and holder of the note secured hereby.

                 33. If any provision hereof should be held unenforceable or invalid, in whole or in part, then such unenforceable or void provision or part shall be deemed separable from the remaining provisions hereof and shall in no way affect the validity of this Trust Deed.

                 34. Notwithstanding any provisions herein, or in the Note, notes or other evidences of indebtedness, secured hereby, or in any related agreement between Trustor and Beneficiary, the total liability of Trustor for payments in the nature of interest shall not exceed the limits now imposed by the laws of the State of Arizona.

                          Trustor requests that a copy of any Notice of Default
and any Notice of Sale hereunder be mailed to him at his mailing address set forth above. Any notices required to be given to Trustor by mailing shall be effective and complete when mailed and shall be mailed to the address set forth above. Lack of receipt thereof shall in no way invalidate the notice or any sale by Trustee hereunder. If Trustor desires to change the address to which notices shall be mailed, such change shall be accomplished by a request as provided by law.

                 36. Trustee shall be paid for all acts performed by it hereunder or in connection herewith in accordance with its established fees and charges. All such fees and charges shall be paid by Trustor, and if Beneficiary shall advance any such fees or charges, Trustor shall reimburse Beneficiary for same on demand. Payment thereof is secured by this Trust Deed.

                 37. This is a Construction Deed of Trust and is entitled to the priorities of N.R.S. Section 104.9313.

                 38. The laws of the State of Arizona shall govern in the interpretation, construction, enforcement and all aspects of the rights, obligations and duties created under this Deed of Trust, except where the laws of the State of Nevada are required to govern the enforcement of the security of the obligations secured hereby.

                 39. This Deed of Trust shall be effective as a financing statement filed as a fixture filing.

                 IN WITNESS WHEREOF, Trustor has executed this Deed of Trust this _____ of _________, 19___.


                                       J.M. PETERS COMPANY, INC.,
                                       a Delaware corporation

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                                                                       "Trustor"

STATE OF ____________     )
                          ) ss.
County of ___________     )

                 On __________________________, 1994, personally appeared
before me, a Notary Public,
_______________________________________________, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument as the ______________________________ of J. M. PETERS COMPANY, INC., a Delaware
corporation, on behalf of the corporation.

______________________________________________________________________________
                                           Notary Public

My Commission Expires:

______________________

                            SECURED PROMISSORY NOTE
                 (Construction Loan - Revolving Line of Credit)


$25,000,000                   Phoenix, Arizona                      May 12, 1994


1.       FUNDAMENTAL PROVISIONS.

         The following terms will be used as defined terms in this Secured Promissory Note (as it may be amended, modified, extended, and renewed from time to time, the "Note"):


         Payee and Holder:        BANK ONE, ARIZONA, NA, a national banking association.

         Maker:                   J.M. Peters Company, Inc.
                                  a Delaware corporation

         Principal Amount:        Twenty Five Million and NO/100 DOLLARS ($25,000,000.00).

         Interest
         Rate:                    One percent (1%) per annum above the Index Rate.  The Interest Rate shall change from time to time as and when the Index Rate changes.

         Default
         Interest Rate:           Four percent (4%) per annum above the Interest Rate.  The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the
                                  Index Rate.

         Index Rate:              The rate of interest most recently announced by Payee, or its successors, in Phoenix, Arizona as its "prime rate."  Any change in the "prime rate" shall become effective as of the same date of any such change.

         Interest
         Payment Date:            The first day of each calendar month after the date upon which the first advance of funds under this Note is made.



         Maturity Date:           June 30, 1996 (subject to extension as provided in Section 3.5 of the Loan Agreement and further subject to the Conversion Period described in Section 3.1.2 of the Loan Agreement.


         Business Day:            Any day of the year other than Saturdays, Sundays and legal holidays on which Payee's main office at 241 North Central Avenue, Phoenix, Arizona, is closed.

         Loan Agreement:          That certain Loan Agreement of even date herewith between Maker and Payee (as it may be amended and modified from time to time).  Except as otherwise provided herein, any capitalized term used herein shall have the meaning given to it in the Loan Agreement.

         Deed of Trust:           A Deed of Trust by Maker, as Trustor, in favor of Payee, as Beneficiary.

         Loan Documents:          The Loan Agreement, the Note, the Deed of Trust and any other documents securing the repayment of the Note.

         Loan:                    The loan from Payee to Maker in the Principal Amount and evidenced by this Note.

2.       PROMISE TO PAY.

         For value received, Maker promises to pay to the order of Holder, at its office at 241 North Central Avenue, Phoenix, Arizona 85004, or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount, or so much thereof as shall from time to time be disbursed under the Loan Agreement, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.

3.       INTEREST.

         (a) Absent an Event of Default hereunder or under any of the Loan Documents, each advance made hereunder shall bear interest at the Interest Rate in effect from time to time. Throughout the term of this Note, interest shall





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
                 be calculated on a 360-day year with respect to the unpaid balance of any advance and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis.

         (b) All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by the holder hereof is not less than that required by this Note.

         (c) Interest hereunder shall be payable by Maker to the holder hereof monthly, the first of which interest payments shall be payable on the Interest Payment Date and on the same day of each succeeding month thereafter as herein provided. If any payment of interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

         (d) On or before the Maturity Date, Maker shall repay to Payee all principal, interest and other sums due Payee.

4.       PREPAYMENT.

         (a) Maker may prepay the Loan, in whole or in part, at any time without penalty or premium.

         (b) The Loan proceeds may be re-borrowed by Maker in accordance with the terms of the Loan Agreement.

5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Absent the occurrence of an Event of Default hereunder or under any of the other Loan Documents, any payments received by the holder hereof pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due the holder hereof pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received





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
                 by the holder hereof after the occurrence of an Event of Default hereunder or under any of the Loan Documents, shall be applied to the amounts specified in this Section 6(a) in such order as the holder hereof may, in its sole discretion, elect.

         (b) If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to
                 Section 9 hereof and the other Loan Documents, (i) a late charge of four percent (4%) of the amount due and unpaid will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of fifteen (15) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate.

7.       SECURITY.

         This Note is secured by, inter alia, individual Deeds of Trust, which Deeds of Trust create a lien on that certain real and personal property described therein.

8.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default (Event of Default") hereunder:

         (a) default in the payment of principal or interest when due pursuant to the terms hereof and the expiration of ten (10) days after written notice of such default from Holder to Maker; or

         (b) the occurrence of an Event of Default under any of the other the Loan Documents.

9.       REMEDIES.

         Upon the occurrence of an Event of Default and the expiration of any cure period therefor as provided in the Loan Agreement, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents,and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate. No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

10.      WAIVER.

         Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any Person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

11.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay of by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.      ATTORNEYS' FEES.

         If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

13.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.      INTEREST RATE LIMITATION.

         Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including without limitation, any commitment fee and any other fees to be paid by Maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

15.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

18.      INTEGRATION.

         The Loan Documents contain the complete understanding and agreement of the holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.      BINDING EFFECT.

         The Loan Documents will be binding upon, and inure to the benefit of, the holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Loan Documents.

20.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

21.      SURVIVAL.

         The representations, warranties, and covenants of the Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.


                                       J.M. PETERS COMPANY, INC.,
                                       a Delaware corporation


                                       By: ______________________________
                                       Name:_____________________________
                                       Title: ___________________________

                                                                        "Maker"





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